UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Così, Inc.
(Name of Registrant as Specified In Its Charter)

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COSÌ, INC.
1751 Lake Cook Road, Suite 600
Deerfield, Illinois 60015

April 27, 2012

Dear Fellow Stockholders:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Così, Inc. (“Così”, the “Company”, “we”, “us” or “our”) to be held on Tuesday, May 29, 2012, commencing at 8:00 a.m. Central Time, at the Company’s Support Center, 1751 Lake Cook Road, Lower Level Conference Room, Deerfield, Illinois 60015.

At the Annual Meeting, you will be asked (i) to consider and vote upon the election of two directors, (ii) to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm, and (iii) to approve an Amendment to the Corporation’s 2005 Omnibus Long Term Incentive Plan (the “Omnibus Plan”) to increase the number of shares available for issuance under the Omnibus Plan, in the form approved by the Corporation’s Board of Directors. Each of these proposals is more fully described in the Notice of Annual Meeting and Proxy Statement that follows.

We hope that you will find it convenient to attend the Annual Meeting in person. Whether or not you expect to attend personally, please vote your shares by completing, signing and dating the enclosed proxy and promptly returning it in the enclosed envelope to ensure your representation at the Annual Meeting and the presence of a quorum. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person. You may obtain directions to the location by contacting Investor Relations at (847) 597- 8800.

A copy of the Company’s Annual Report to Stockholders, which includes a copy of the Company’s Form 10-K for the fiscal year ended January 2, 2012, is being provided to each of the Company’s stockholders with this Proxy Statement. Additional copies may be obtained by writing to Così, Inc., 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015, Attention: Investor Relations, or by contacting Così, Inc. by email at investorrelations@getcosi.com.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote your shares by completing, signing and dating the enclosed proxy and promptly returning it in the enclosed envelope to ensure that your shares will be represented. If you attend the meeting personally, you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

On behalf of the directors, officers and employees of Così, we would like to express the Company’s appreciation for your continued support.

Stephen Edwards Executive Chair of the Board	Carin Stutz President and Chief Executive Officer

COSÌ, INC.
1751 Lake Cook Road, Suite 600
Deerfield, Illinois 60015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 29, 2012

Dear Stockholders:

The 2012 Annual Meeting of Stockholders of Così, Inc., a Delaware corporation (“Così”, the “Company”, “we”, “us” or “our”), will be held at 8:00 a.m. Central Time on Tuesday, May 29, 2012, at the Company’s Support Center, 1751 Lake Cook Road, Lower Level Conference Room, Deerfield, Illinois 60015. The items of business to be transacted at the Annual Meeting are:

1.	To elect two directors to serve for a three-year term expiring at the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	To consider and ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

3.	To approve the Amendment to the Company’s 2005 Omnibus Long-Term Incentive Program (the “Omnibus Plan”) to increase the number of shares available for issuance under the Omnibus Plan; and

4.	To consider and act upon such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors recommends that you vote FOR the nominees for director, FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm, and FOR the Amendment to the Omnibus Plan to increase the number of shares available for issuance under the Omnibus Plan.

The Board of Directors has fixed the close of business on April 2, 2012 as the record date for the determination of stockholders entitled to notice of and to vote on any matters that may properly come before the Annual Meeting and at any adjournments or postponements thereof.

By order of the Board of Directors,

William E. Koziel
Secretary

Dated: April 27, 2012
               Deerfield, Illinois

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote your shares by completing, signing and dating the enclosed proxy and promptly returning it in the enclosed envelope to ensure that your shares will be represented. If you attend the meeting personally, you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

COSÌ, INC.
1751 Lake Cook Road, Suite 600
Deerfield, Illinois 60015

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
May 29, 2012
SOLICITATION OF PROXIES

This Proxy Statement is furnished to you by the Board of Directors of Così, Inc., a Delaware corporation (“Così”, the “Company”, “we”, “us”, or “our”), in connection with the solicitation of proxies to be voted at our 2012 Annual Meeting of Stockholders and at any adjournment or postponement of the meeting (the “Annual Meeting”). Our Annual Meeting will be held at 8:00 a.m. Central Time on May 29, 2012, at the Company’s Support Center, 1751 Lake Cook Road, Lower Level Conference Room, Deerfield, Illinois 60015, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are entitled and encouraged to attend the Annual Meeting in person. You may obtain directions to the location by contacting Investor Relations at (847) 597- 8800. Whether or not you expect to attend, please vote your shares by completing, signing and dating the enclosed proxy and promptly returning it in the envelope provided to ensure your representation at the Annual Meeting and the presence of a quorum. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person. This Notice of Annual Meeting, Proxy Statement, Proxy Card and the accompanying Così, Inc. 2011 Annual Report, which includes the Annual Report on Form 10-K, are being mailed to our stockholders on or about April 27, 2012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2012.

This Proxy Statement, the Notice of Annual Meeting of Stockholders
and Our Annual Report to Stockholders are available at
http://phx.corporate-ir.net/phoenix.zhtml?c=131610&p=irol-IRHOME

In voting by proxy with regard to the election of directors, stockholders may vote in favor of each nominee or withhold their votes as to each nominee. In voting by proxy with regard to the ratification of the appointment of our independent registered public accounting firm, stockholders may vote in favor of the proposal or against it, or they may abstain from voting. In voting by proxy with regard to the approval of the Amendment to the Omnibus Plan to increase the number of shares available for issuance under the Omnibus Plan, stockholders may vote in favor of the proposal or against it, or they may abstain from voting. All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy.

If no direction is given on a proxy with respect to a proposal, the proxy will be voted “FOR” the slate of directors described below under “ELECTION OF DIRECTORS”, “FOR” the ratification of BDO USA, LLP as the independent registered public accounting firm of the Company for the current year, and “FOR” the Amendment to the Omnibus Plan to increase the number of shares available for issuance under the Omnibus Plan. As to any other matter of business that may be brought before the Annual Meeting, such proxy will be voted in accordance with the judgment of the persons named in the proxy.

A stockholder who has given a proxy may revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of Così, by submitting a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

VOTING SECURITIES

The Board of Directors has fixed the close of business on April 2, 2012 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting. Holders of record of the Company’s common stock as of the close of business on April 2, 2012 will be entitled to one vote for each share held. On April 2, 2012, there were 52,967,365 shares of the Company’s common stock, par value $0.01 per share, outstanding, all of which are entitled to vote with respect to all matters acted upon at the Annual Meeting.

A majority of the outstanding shares of common stock, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of common stock represented at the meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the votes cast by stockholders who are entitled to vote and are present in person or represented by proxy at the meeting is required for the ratification of BDO USA, LLP, as the Company’s independent registered public accounting firm and for the approval of the Amendment to the Company’s 2005 Omnibus Long-Term Incentive Plan (the “Omnibus Plan”) to increase the number of shares available for issuance under the Omnibus Plan.

Abstentions with respect to the ratification of BDO USA, LLP, as the Company’s independent registered public accounting firm and the approval of the Amendment to the Omnibus Plan to increase the number of shares available for issuance under the Omnibus Plan will be counted as present for purposes of determining a quorum and will have the same effect as a vote against such matter.

If you are a beneficial owner whose shares are held in an account by a broker, you must instruct the broker on how to vote your shares. If you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. This is called a “broker non-vote”. In these cases, the broker can register your shares as being present at the meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required. The practical effect of a broker non-vote will be the reduction of the total number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which a majority is calculated, since the broker non-votes will not be deemed to be entitled to vote on that proposal.

Brokers will not have discretionary voting power to vote on the election of directors or on the Amendment to the Omnibus Plan to increase the number of shares available for issuance under the Omnibus Plan. Brokers will have discretionary voting power to vote on the ratification of BDO USA, LLP, as the Company’s independent registered public accounting firm. A broker non-vote on any matter for which the vote required is a plurality or a majority of the votes cast, as in the case of the election of Directors and the ratification of BDO USA, LLP, will not affect the outcome of such vote.

If your shares are registered in your name with the Company’s transfer agent, American Stock Transfer and Trust Company, LLC, then you are the “shareholder of record” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been provided directly to you by the Company. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet if available.

As permitted by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless the stockholders have notified us of their desire to receive multiple copies of our Proxy Statement. This is known as householding.

We will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies for this year or future years should be directed to Così, Inc., 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015, Attention: Investor Relations, or investorrelations@getcosi.com.

Stockholders of record residing at the same address and currently receiving multiple copies of this Proxy Statement may contact our Corporate Secretary to request that only a single copy of our Proxy Statement be mailed in the future.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of April 2, 2012, the following are the only persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding shares of common stock.

Beneficial Owners of More Than 5% Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock Beneficially Owned(1)
Ronald J. Juvonen	5,093,600(2)	9.6%
c/o Downtown Associates, L.L.C. 674 Unionville Road, Suite 105 Kennett Square, Pennsylvania 19348
Daniel O’Byrne, Vice President	4,975,812(3)	9.4%
Royce & Associates, L.L.C. 745 Fifth Avenue New York, New York 10151
ZAM Equities, L.P.	4,619,064(4)	8.7%
c/o Morton Holdings, Inc. 283 Greenwich Avenue Greenwich, Connecticut 06830
Bradley D. Blum, Sole Member	3,500,000(5)	6.6%
BLUM Growth Fund, LLC 250 Park Avenue South, Suite 510 Winter Park, FL 32789

(1)

Ownership percentages are based on 52,967,365 shares of common stock outstanding as of April 2, 2012 and shares represented by options and warrants that are exercisable on or before June 1, 2012. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person and the number of shares such person has the right to acquire upon exercise of options or warrants that are currently exercisable or are exercisable on or before June 1, 2012 by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options or warrants that are currently exercisable or are exercisable on or before June 1, 2012.

(2)

This information is based on a Schedule 13G/A filed with the SEC on February 14, 2012 by Ronald Juvonen, c/o Downtown Associates, L.L.C. According to the Schedule 13G/A, 5,093,600 shares or 9.6% of the total shares outstanding of the Company’s common stock are held by Downtown Associates I, L.P. and Downtown Associates II, L.P (collectively, the “Downtown Funds”), of which Downtown Associates, L.L.C. is the General Partner. Mr. Juvonen, as the Managing Member of the General Partner, has sole power to vote and direct the disposition of the shares held by Downtown Funds. Thus, Mr. Juvonen is deemed to beneficially own 5,093,600 shares or 9.6% of the total shares outstanding of the Company’s common stock.

(3)

This information is based on a Schedule 13G/A filed with the SEC on January 10, 2012, by Royce & Associates, L.L.C., a registered investment advisor. According to the Schedule 13G/A, Royce & Associates, L.L.C. beneficially owns and has sole voting and sole dispositive power over 4,975,812 shares or 9.4% of the total shares outstanding of the Company’s common stock, and various funds managed by Royce & Associates, L.L.C. have the right to receive or the power to direct the receipt of dividends or proceeds from the sale of the shares. The interest of one account, Royce Value Plus Fund, a registered investment company managed by Royce & Associates, L.L.C., amounted to 4,975,812 shares or 9.4% of the total shares outstanding of the Company’s common stock.

(4)

This information is based on a Schedule 13G/A filed with the SEC on February 14, 2011, by ZAM Equities, L.P. (“ZAM Equities”), a Delaware limited partnership, Morton Holdings, Inc. (“Morton Holdings”), a Delaware corporation, and Philip B. Korsant (“Korsant”). According to the

Schedule 13G/A, ZAM Equities, Morton Holdings, and Korsant, collectively, beneficially own and have shared voting and shared dispositive power over 4,619,064 shares or 8.7%, and Morton Holdings, as the general partner of ZAM Equities, and Korsant, as the sole shareholder of Morton Holdings, may have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares held in the name of ZAM Equities.

(5)

This information is based on a Schedule 13G filed with the SEC on February 9, 2012, by BLUM Growth Fund, LLC. According to the Schedule 13G, BLUM Growth Fund, LLC beneficially owns and has sole voting and sole dispositive power over 3,500,000 or 6.6% of the total shares of the Company’s common stock. Bradley D. Blum is the sole member of BLUM Growth Fund, LLC. Mr. Blum, as the sole member of BLUM Growth Fund, may have sole power to vote and direct the disposition of the shares held by BLUM Growth Fund.

The determination that there were no other persons, entities, or groups known to the Company to beneficially own more than 5% of the Company’s common stock was based on a review of the Company’s internal records and of all statements filed with respect to the Company since the beginning of the past fiscal year with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(d) or 13(g) of the Exchange Act.

Security Ownership of Management and Directors

The following table sets forth certain information regarding ownership of the Company’s common stock as of April 2, 2012, by (i) each of the members of the Company’s Board of Directors, (ii) each of the Company’s executive officers named in the “Summary Compensation Table” under “Executive Compensation” below, and (iii) all directors and executive officers of the Company as a group. All shares were owned directly with sole voting and investment power unless otherwise indicated.

Name of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned(2)
Stephen Edwards	584,832		1.10%
Mark Demilio	314,283		*
Robert Merritt	359,005		*
Creed L. Ford, III	514,976		*
Michael O’Donnell	122,898		*
Karl Okamoto	117,139		*
Carin Stutz	1,065,650	(3)	2.01%
William Koziel	324,080	(4)	*
Vicki Baue	143,549	(5)	*
Becky Iliff	65,931		*
John Gohde	7,200		*
James Hyatt (former CEO & President)	365,000	(6)	*
Paul Bower (former SVP & CDO)	54,519		*
All executive officers and directors as a group (13 persons)	4,039,062	(7)	7.63%

*	Represents less than 1%.

(1)	Each person listed in the table is or was a director or named executive officer of the Company, with an address at c/o Così, Inc., 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015.

(2)

Ownership percentages are based on 52,967,365 shares of common stock outstanding as of April 2, 2012, and shares represented by options and warrants that are exercisable on or before June 1, 2012. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person and the number of shares such person has the right to acquire upon exercise of options or warrants that are currently exercisable or are exercisable on or before June 1, 2012 by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options or warrants that are currently exercisable or are exercisable on or before June 1, 2012.

(3)	Includes 1,000,000 shares of restricted stock which will vest if the time vesting and market vesting conditions have been satisfied during her employment with the Company.

(4)	Includes 79,956 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $4.95 per share.

(5)	Includes 25,000 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $5.20 per share.

(6)	Includes 365,000 deferred restricted stock units that have vested.

(7)

These 13 persons include all current members of the Company’s Board of Directors and the executive officers detailed under “Information About the Nominees, the Continuing Directors and Executive Officers” below.

CORPORATE GOVERNANCE

Role of the Board of Directors

General. Our business is managed under the direction of our Board of Directors (the “Board”) pursuant to the Delaware General Corporation Law and our Amended and Restated By-laws (the “By-laws”). Our Board, which is elected by the stockholders, is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders. The Board selects the Chief Executive Officer and other members of the senior management team, which is charged with the conduct of the Company’s business. Although management is responsible for the day-to-day business operations of the Company, having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance. Our Board is kept advised of the Company’s business through discussions with the Chief Executive Officer and other officers of the Company, by reviewing reports, analyses and materials provided to them and by participating in Board and Board committee meetings. The Board has oversight with respect to the strategic direction and key policies of the Company. The Board approves major initiatives, advises on significant financial and business objectives, and monitors progress with respect to such matters.

Succession Planning. The Board also plans for succession to the position of Chief Executive Officer as well as certain other senior management positions. To assist the Board, the Chief Executive Officer annually provides the Board with an assessment of senior executives and of their potential to succeed him or her. The Chief Executive Officer also provides the Board with an assessment of persons considered potential successors to certain senior executive positions.

Composition and Membership of the Board of Directors

Board Size. It is the policy of the Company that the number of directors not exceed a number that can function efficiently as a body. The Board’s optimum size is five to ten members but, as required by our By-laws, may not be less than three members. The Nominating/Corporate Governance Committee, in consultation with the Chair and the Chief Executive Officer, considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The Nominating/Corporate Governance Committee considers candidates to fill new positions created by expansion and vacancies that occur by resignation, retirement or for any other reason.

Selection Criteria. Pursuant to our Board of Director Candidate Guidelines, the Nominating/Corporate Governance Committee will consider and evaluate director candidates based upon certain minimum qualifications, as set forth in Exhibit A attached hereto. Based upon recommendations of the Nominating/Corporate Governance Committee and following an independent evaluation by the Board, candidates are selected for, among other things, their character, judgment, business experience and acumen and skills that are complementary to the needs of the Company, leadership and their ability to exercise sound judgment. In addition, directors should be willing to devote sufficient time to fulfill their obligations to the Company and its stockholders.

Diversity. Our Nominating/Corporate Governance Committee identifies, evaluates and recommends candidates to become members of the Board with the goal of creating a balance of knowledge, experience and diversity. Stockholders may also recommend candidates to the Nominating/Corporate

Governance Committee in accordance with the procedures set forth in the Nominating/Corporate Governance Committee Charter (see the section below captioned “Nomination Process”). The Board considers diversity when considering director nominees, taking into consideration not only diversity of national origin, gender, age and race but also of profession and experience. Although diversity is included as a selection criteria under our Nominating/ Corporate Governance Committee charter, our Board has not at this time adopted a separate diversity policy.

Terms and Term Limits. The Board is divided into three classes serving staggered three-year terms. The Board does not favor term limits for directors but believes that it is important to monitor overall Board performance.

Board Action and Committees. It is the general policy of the Company that all major decisions be considered by the Board as a whole. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly-owned company. Currently, these committees are the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee.

Committee Members. The members of these committees are recommended to the Board by the Nominating/Corporate Governance Committee in consultation with the Chief Executive Officer. The committees are comprised solely of independent directors. The membership of these three committees is rotated from time to time. The current members of each of these committees are identified below under the heading “Board Committees”.

Functioning of the Board of Directors

Meeting Schedule. The Board sets the annual schedule of Board and Board committee meetings. Our Board holds a minimum of four regular meetings per year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Committee meeting schedules are recommended by each committee in order to meet the responsibilities of that committee.

Agenda. The Chair of the Board sets the agenda for Board meetings with the understanding that certain items pertinent to the advisory and monitoring functions of the Board be brought to it periodically by the Chief Executive Officer for review. For example, the annual corporate budget is reviewed by the Board. Agenda items that fall within the scope of responsibilities of a Board committee are reviewed with that committee. Any member of the Board may request that an item be included on the agenda.

Board Materials. Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings where necessary to allow the directors to prepare for discussion of the items at the meeting.

Senior Management Presence. At the invitation of the Board, members of senior management recommended by the Chair and Chief Executive Officer attend Board meetings or portions thereof for the purpose of participating in discussions. Generally, presentations of matters to be considered by the Board are made by the senior manager responsible for that area of the Company’s operations.

Director Access to Management and Corporate and Independent Advisors. Board members have free access to all other members of management and employees of the Company and, as necessary and appropriate, Board members may consult with independent legal, financial and accounting advisors to assist in their duties to the Company and its stockholders.

Director Attendance. Directors are expected to attend all meetings and to have reviewed prior to the meetings, all written materials distributed to them in advance. The Board held four regularly scheduled Board meetings in fiscal 2011. The Board held eleven special meetings. All directors attended 95% or more of the aggregate of the total number of Board meetings and the total number of committee meetings on which he or she served during fiscal 2011. In addition, the Board encourages all of its directors to attend the Company’s Annual Stockholders’ Meeting. All of the Company’s directors attended the 2011 Annual Stockholders’ Meeting.

Board and Committee Self-Evaluations. The Board, and each committee of the Board, are required to conduct a self-evaluation of their performance at least annually.

New-Director Orientation. The Board works with management to schedule new-director orientation programs. Orientation is designed to familiarize new directors with the Company and the restaurant industry as well as Company personnel, facilities, strategies and challenges.

Director Independence

It is the policy of the Company that the Board consist of a majority of independent directors, who meet the independence requirements of the Nasdaq Marketplace Rules.

The Board has affirmatively determined that four of its seven directors, including all members of the Audit, Compensation and Nominating/Corporate Governance Committees, are “independent” as defined by the listing standards of The NASDAQ Global Market (“Nasdaq”) and all applicable rules and regulations of the SEC. The four independent directors are Creed L. Ford, III, Robert Merritt, Michael O’Donnell and Karl Okamoto. Until his appointment as Interim Chief Executive Officer on August 29, 2011, through December 31, 2011, Mark Demilio was an independent director. Under Nasdaq Rules, Mr. Demilio may still be considered independent since he is no longer serving as interim CEO. Stephen Edwards was an independent director until his appointment as Executive Chair of the Board of Directors on January 1, 2012.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that the right Board leadership may vary as circumstances warrant. Consistent with this understanding, the independent directors will consider the Board’s leadership structure on an annual basis. In 2007, the Board amended its Amended and Restated By-Laws to provide that the Chair of the Board and the Chief Executive Officer of the corporation shall be two different persons. From 2007 to 2012, the chairmanship was a non-executive position. The Chair of the Board serves in that capacity until an election by the independent directors. In accordance with our corporate governance principles, if the Chair of the Board is not independent, the independent directors will also elect a Presiding Director, who shall be an independent director, whose responsibilities include, among others, calling meetings of the independent directors and presiding over executive sessions of the independent directors.

In March 2010, the independent directors elected Mark Demilio, an independent director (until his appointment as Interim Chief Executive Officer on August 31, 2011) as Chair of the Board. Effective as of January 1, 2012, Stephen Edwards was appointed Executive Chair of the Board, and in March 2012, the independent directors elected Michael O’Donnell, an independent director, as Presiding Director.

The Board’s Role in Risk Oversight

Management of the Company is primarily responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management. The Board executes its oversight responsibility for risk management directly and through its committees, as follows:

The Audit Committee oversees the Company’s financial and management risk programs, including accounting and audit-related exposure, and the steps management has taken to monitor and control such exposures. The Company’s Director of Internal Audit reports independently to the Audit Committee, and the Audit Committee reviews the scope and methodology of the internal audit process. The Audit Committee meets quarterly with and receives reports from management, the Director of Internal Audit, and the Company’s independent certified public accounting firm to review the Company’s major financial risks or exposures. Periodically, the Audit Committee meets in executive session with the Company’s independent certified public accounting firm, and it meets in executive session with the Company’s Director of Internal Audit at least once annually. Between meetings, the Director of Internal Audit has direct access to the Audit Committee as necessary. For additional information, see the sections below captioned “Board Committees—Audit Committee” and “Report of the Audit Committee”.

The Chair of the Audit Committee, along with the General Counsel and Chief Compliance Officer, is copied on the transcripts of all calls received through the Company’s whistleblower hotline, and the General Counsel and Chief Compliance Officer reports to the Audit Committee on the results of investigations and other legal developments.

The Board’s other committees—Compensation and Nominating/Corporate Governance—oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive and compensation generally. The Board is kept abreast of its committees’ risk oversight and other activities via reports by the Chair of each committee to the full Board. These reports are presented at regular Board meetings and include discussions of committee agenda topics, including matters involving risk oversight. For additional information, see the sections below captioned “Board Committees—Compensation Committee” and “Nominating/Corporate Governance Committee”.

The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure and our development activities. Throughout the year, our Board provides guidance to management regarding our strategy and helps to refine our operating plans to implement our strategy. Each year, the Board reviews and discusses with executive management our long-term operating plans and overall corporate strategy. A discussion of key risks to the plans and strategy as well as risk mitigation plans and activities is led by the Chief Executive Officer and Chief Financial Officer as part of the meeting. In addition, the Board receives detailed regular reports from the members of our executive leadership team—the heads of our principal business and corporate functions—that include discussions of the risks and exposures involved in their respective areas of responsibility. These reports are provided in connection with regular Board meetings and are discussed, as necessary, at Board meetings. Further, the Board is routinely informed of developments at and affecting the Company that could affect our risk profile or other aspects of our business.

Executive Sessions

The Company believes that regular scheduling of meetings of non-management directors is important in order to foster better communication among non-management directors. Accordingly, the independent directors meet without any management directors or employees present at least twice each year in executive sessions.

Corporate Governance Principles

The Board adopted Corporate Governance Principles that, along with the charters of the Board committees, provide the framework for governing the operation of the Board and its committees and for guiding the Board and our senior management team in the execution of their responsibilities. The Board’s Nominating/Corporate Governance Committee is responsible for overseeing and reviewing the Corporate Governance Principles from time to time and recommending any proposed changes to the Board for approval. The Corporate Governance Principles are available on the Company’s website at www.getcosi.com.

Board Committees

The Board has three committees: Audit, Compensation and Nominating/Corporate Governance. The membership of each committee as of April 2, 2012 and the function of each committee are described below.

Director	Audit Committee(1)		Compensation Committee(2)		Nominating/Corporate Governance Committee(3)
Carin Stutz
Stephen Edwards
Mark Demilio
Creed L. Ford, III	X				X	*
Robert Merritt					X
Michael O’Donnell	X	**	X
Karl Okamoto	X		X	*

*	Chair

**	Chair and “Audit Committee Financial Expert”

(1)

In March 2010, Michael O’Donnell was appointed as Chair of the Audit Committee. Creed Ford, III has served on the Audit Committee since March 2010, and Karl Okamoto has served on the Audit Committee since January 2009.

(2)	In March 2010, Karl Okamoto was appointed as Chair of the Compensation Committee. Michael O’Donnell has served on the Compensation Committee since January 2009.

(3)	In March 2010, Creed Ford, III was appointed as Chair of the Nominating/Corporate Governance Committee and Robert Merritt has served on the Nominating/Corporate Governance Committee since March 2010.

Audit Committee. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The functions of the Audit Committee include, without limitation, (i) responsibility for the appointment, compensation, termination, retention and oversight of the Company’s internal auditor and independent registered public accounting firm, (ii) review and pre-approval of all auditing, non-audit and internal control-related services provided to the Company by the independent registered public accounting firm, other than as may be allowed by applicable law, and (iii) review of the annual audited and quarterly consolidated financial statements. The Company’s Amended and Restated Audit Committee Charter, which describes all of the Audit Committee’s responsibilities, is posted on the Company’s website at www.getcosi.com.

The Audit Committee has procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by anyone of concerns regarding questionable accounting or auditing matters.

The current members of the Audit Committee are Messrs. O’Donnell, Ford and Okamoto, with Mr. O’Donnell serving as the Chair. The Board has determined that each member meets the independence requirements set forth by NASDAQ and Rule 10A-3(b)(1) of the Exchange Act and is able to read and understand fundamental financial statements. In addition, Messrs. O’Donnell, Ford and Okamoto each qualifies as an “audit committee financial expert” within the meaning of the SEC regulations.

The Audit Committee met four times in fiscal 2011. The Audit Committee Report appears on page 20.

Compensation Committee. The principal functions of the Compensation Committee include (i) annually reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, (ii) annually evaluating the performance of the Chief Executive Officer in light of those goals and objectives, (iii) annually reviewing and approving the compensation of the Chief Executive Officer and all other senior executives, and (iv) implementing incentive programs, including the Company’s stock incentive plans. The Company’s Compensation Committee Charter, which describes all of the Compensation Committee’s responsibilities, is posted on the Company’s website at www.getcosi.com.

The Compensation Committee meets at least annually with the Chief Executive Officer while it is determining the annual and long-term performance goals and compensation levels for the Chief Executive Officer. Both the goals and the Compensation Committee’s evaluation of the Chief Executive Officer’s performance against such goals are then submitted for consideration by the independent directors of the Board at a meeting or executive session. Compensation decisions for the Chief Executive Officer must be determined and approved by the Compensation Committee in executive sessions. The Compensation Committee also meets with the Chief Executive Officer to review its evaluation of his or her performance against such goals.

The Chief Executive Officer meets at least annually with each of the other named executive officers while the Chief Executive Officer is determining the annual and long-term performance goals and compensation levels for each. The Chief Executive Officer then submits compensation recommendations to the Compensation Committee, along with the goals and evaluations of the other named executive officers’ respective performance against such goals. Both the goals and the Compensation Committee’s evaluation of the other named executive officers’ performance against such goals are then submitted for consideration by the independent directors of the Board at a meeting or in executive session. The Compensation Committee also meets with the Chief Executive Officer to review his or her recommendations and evaluations of the other named executive officers’ respective performance against such goals.

The Compensation Committee may form and delegate authority to subcommittees to perform its duties when appropriate. No such delegation was made in 2011. In addition, the Compensation Committee has the sole authority to retain and terminate any compensation consultants to be used to assist in the evaluation of executive compensation. In 2011, the Compensation Committee did not retain any independent compensation consultants.

The current members of the Compensation Committee are Messrs. O’Donnell and Okamoto, with Mr. Okamoto serving as the Chair. The Board has determined that each member of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 under Section 16 of the Exchange Act and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee met two times in fiscal 2011.

Nominating/Corporate Governance Committee. The principal functions of the Nominating/Corporate Governance Committee include, without limitation, (i) establishing the Board of Director Candidate Guidelines and the Corporate Governance Principles, (ii) identifying and nominating individuals qualified to become directors, (iii) considering all recommendations of director candidates made by eligible stockholders, and (iv) monitoring and recommending the functions of the Board committees. The Company’s Nominating/Corporate Governance Committee Charter, which describes all of the Committee’s responsibilities, is posted on the Company’s website at www.getcosi.com.

The current members of the Nominating/Corporate Governance Committee are Messrs. Ford and Merritt, with Mr. Ford serving as the Chair. The Nominating/Corporate Governance Committee met two times in fiscal 2011.

Stockholder Communications

Stockholders and other parties interested in communicating directly with the Board may do so by writing to a specific director, or to the whole Board, care of the Company’s Secretary. The Company’s Secretary will distribute any security holder communications received, as defined by the rules and regulations of the SEC, to the director(s) to whom the letter is addressed or to all of the directors if addressed to the entire Board. The following is the address to which stockholders should send such communications: Così, Inc., c/o Secretary, 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015.

Code of Conduct and Ethics

All directors, officers and employees must act ethically at all times and in accordance with the Company’s Code of Conduct and Ethics. This Code satisfies the definition of “code of ethics” under the rules and regulations of the SEC and is available on the Company’s website at www.getcosi.com.

NOMINATION PROCESS

Role of the Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee identifies individuals that it believes are qualified to become directors in accordance with the Board of Director Candidate Guidelines, attached hereto as Exhibit A. Candidates are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s stockholders, and they are evaluated for their character, judgment, business experience, and acumen. Pursuant to the Board of Director Candidate Guidelines, the Nominating/Corporate Governance Committee will consider and evaluate director candidates based upon certain minimum qualifications, as set forth in Exhibit A attached hereto.

After identifying the qualified individuals and conducting interviews, as appropriate, the Nominating/Corporate Governance Committee will recommend the selected individuals to the Board for election at an annual stockholders’ meeting. In the event there is a vacancy on the Board between such annual stockholders’ meetings, the Nominating/Corporate Governance Committee will recommend one or more of the qualified individuals for appointment to the Board.

The Nominating/Corporate Governance Committee may retain a director search firm to help the Committee identify qualified director nominees.

Candidates Proposed by Stockholders for Consideration by the Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee has a policy to consider recommendations for director candidates submitted by stockholders. A stockholder recommending an individual for consideration by the Nominating/Corporate Governance Committee must provide (i) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (iv) all information regarding the candidate(s) and the security holder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board, including, without limitation, name, age, business and residence address, and principal occupation or employment as required by Item 401(e) of Regulation S- K. Stockholders should send the required information to: Così, Inc., c/o Secretary, 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015.

In order for a recommendation to be considered by the Nominating/Corporate Governance Committee for the 2013 Annual Meeting of Stockholders, the Secretary must receive the recommendation no later than December 28, 2012. Such recommendations must be sent via registered, certified, or express mail, or by any other means that allows the stockholder to determine when the recommendation was received by the Company. The Company’s Secretary will send properly submitted stockholder recommendations to the Nominating/Corporate Governance Committee for consideration at a future Nominating/Corporate Governance Committee meeting. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the Nominating/Corporate Governance Committee.

Stockholder Nominations

In addition, the Company’s By-laws permit stockholders to nominate directors at an annual meeting of stockholders or at a special meeting of stockholders at which directors are to be elected in accordance with the notice of meeting. Stockholders intending to nominate a person for election as a director must comply with the requirements set forth in the Company’s By-laws, which were filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2007 and can also be obtained, without charge, upon written request to the Company’s Secretary, whose address is: Così, Inc., c/o Secretary, 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015. In order for nominations to be made by a stockholder for the 2013 Annual Meeting of Stockholders, the By-laws require, without limitation, that the Company receive written notification from the record stockholder containing the information described in the section above and any other information required by the By-laws no earlier than December 30, 2012, nor later than January 29, 2013.

COMPENSATION OF DIRECTORS

Annual compensation for non-employee directors for 2011 was comprised of cash compensation and equity-based compensation in the form of shares of restricted stock. Each of these components is described in more detail below. Except as otherwise approved by the independent directors of the Board, employee directors do not receive any compensation in connection with their director service.

The following table summarizes the compensation paid to our non-employee directors for service on the Board during fiscal 2011:

2011 Director Compensation(1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total
Creed Ford III	34,000	25,000	—	59,000
Robert Merritt	34,000	25,000	—	59,000
Michael O’Donnell	53,000	25,000	—	78,000

(1)	Includes only directors who were non-employee directors at all times during fiscal 2011.

(2)

Each non-employee director is awarded common stock in the amount of $25,000 per year (pro rated for any partial year) pursuant to the Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan. The value of the stock award includes the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The Company’s accounting treatment for equity awards is set forth in the Company’s 2011 Consolidated Financial Statements as reported on Form 10-K. As of the end of fiscal 2011, there were no unvested stock awards and no stock option awards for non-employee directors outstanding.

(3)

On May 17, 2011, each of the non-employee directors was awarded 22,124 shares of the Company’s common stock, having a fair value of $1.13 per share on the award date, representing the annual non-employee director stock compensation.

Description of Non-Employee Director Compensation

The Nominating/Corporate Governance Committee and the Compensation Committee annually review the compensation of directors. During 2011, directors who were not employees of the Company or any of its subsidiaries received compensation for their service on the Board and were eligible to participate in the Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan (“Non-Employee Director SIP”), as described below. Messrs. Ford, Merritt, O’Donnell and Okamoto were independent directors during fiscal 2011. Mr. Demilio was an independent director until his appointment as Interim CEO on August 29, 2011 through December 31, 2011 and thus was eligible to participate in the Non-Employee Director SIP during fiscal 2011. Stephen Edwards was an independent director until January 1, 2012 when he was appointed as Executive Chair of the Board and received a pro rated grant under the Non- Employee Director SIP. As Chief Executive Officer and President of the Company, Carin Stutz was not compensated for serving as a director on the Board during fiscal 2011. James Hyatt, who served as Chief Executive Officer and President of the Company until his resignation as an officer and director of the Company on August 29, 2011, was not compensated for serving as a director on the Board during fiscal 2011.

The Company paid the following cash compensation in quarterly payments during the 2011 fiscal year to its non-employee directors. The Company awards the annual common stock grant on the day of the Company’s Annual Meeting of Stockholders.

Annual Board Retainer	$10,000
Annual Board Chair Retainer	$20,000
Annual Audit Committee Chair Retainer	$10,000
Annual Compensation Committee Chair Retainer	$ 5,000
Board Meeting In-Person Attendance Fees (per meeting)	$ 2,000
Board Meeting Telephonic Attendance Fees (per meeting)	$ 1,000
Annual Stock Grant	Value equal to $25,000

Directors are also reimbursed for out-of-pocket expenses incurred in connection with their service as directors.

Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan

The Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan, as approved at the 2004 Annual Meeting of Stockholders, provides for (i) automatic grants of shares of common stock to non-employee directors and (ii) discretionary grants of non-qualified stock options and stock appreciation rights (“SARs”) to non-employee directors. The Board has the discretionary authority to determine the eligibility of non-employee directors to receive stock options and SARs, the time or times at which the options or SARs may be exercised and whether all of the options or SARs may be exercised at one time or in increments. Under the terms of the plan, each non-employee director annually receives an automatic grant of the Company’s common stock having a fair value of $25,000 at the time of the award. A total of 250,000 shares of common stock were reserved for issuance under the Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan. As of May 2009, all of the shares reserved for issuance under the plan were issued, and the grants to non-employee directors in June 2011 were made under the Così, Inc. 2005 Omnibus Long-Term Incentive Program.

Chair of the Board

Non-Executive Chair of the Board

Mark Demilio served as the non-executive Chair of the Board from March 9, 2010 through December 31, 2011. While serving as non-executive Chair of the Board, Mr. Demilio was paid an annual Board retainer of $10,000 plus an annual retainer of $20,000, in addition to the annual stock grant of the Company’s common stock having a fair value of $25,000 at the time of award granted to the Company’s non-employee directors. He was also paid for all Board meetings attended at the rate of $2,000 per meeting for in-person meetings and $1,000 for teleconference meetings, and he was also reimbursed for out-of- pocket expenses incurred in connection with his service as a director. The total compensation paid to Mr. Demilio in fiscal year 2011 as a director is summarized in the table below captioned “Summary Compensation”.

Appointment of Executive Chair of the Board

Pursuant to his Letter Agreement dated December 12, 2011, Stephen Edwards began serving as Executive Chair of the Board on January 1, 2012. While serving as Executive Chair of the Board, Mr. Edwards is paid an annual base salary in the gross amount of $100,000, net of applicable withholding taxes and other applicable deductions, payable in bi-weekly installments in accordance with the Company’s payroll practices in effect from time to time. On January 1, 2012, Mr. Edwards was also awarded 100,000 shares of the Company’s common stock, which will vest in equal quarterly installments at the end of each calendar quarter during calendar year 2012 provided that he remains continuously employed by the Company through each such vesting date. Mr. Edwards will also be paid an annual Board retainer of $10,000, and he will receive an annual stock grant of the Company’s common stock equal to $25,000. He is also paid for any Board meetings attended at the rate of $2,000 per meeting for in-person meetings and $1,000 for teleconference meetings, and he is also reimbursed for out-of-pocket expenses incurred in connection with his service as a director.

I. PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

The Company’s By-laws provide that the Company’s Board of Directors will consist of not less than three members, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of all directors of the Company, with the members to be divided into three classes. The number of directors of the Company is presently fixed at eight. Directors in each class are elected for staggered three-year terms.

In November 2008, director resigned from the Board, resulting in a vacancy in the class of directors whose terms expire in 2014, which vacancy has not yet been filled.

Consequently, the Board currently consists of seven directors. Proxies may not be voted for a greater number of persons than the number of nominees named.

The terms of Michael O’Donnell and Karl Okamoto expire this year. Messrs. O’Donnell and Okamoto have been nominated by the Board for a term of three years expiring at the 2015 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Messrs. O’Donnell and Okamoto are presently directors of the Company and each has consented to be named as a nominee and to serve as a director if elected. Should Mr. O’Donnell or Mr. Okamoto be unable or unwilling to serve as a director, the enclosed proxy will be voted for such other person or persons as the Board may recommend. Management does not anticipate that such an event will occur.

The Board of Directors recommends a vote “FOR” the election of the nominees named above.

Information about the Nominees, the Continuing Directors and the Executive Officers

The table below sets forth the names and ages of the directors, including the nominees, and the current executive officers of the Company, as well as the positions and offices held by such individuals. A summary of the background and experience of each of these individuals is set forth below the table.

Name	Age	Position(s) with Così, Inc.
DIRECTORS WHOSE TERMS EXPIRE IN 2012:
Michael O’Donnell	56	Director
Karl Okamoto	49	Director
CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2013:
Mark Demilio	56	Director
Creed L. Ford, III	59	Director
Carin Stutz	55	Director
CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2014
Stephen Edwards	49	Executive Chair and Director
Robert Merritt	56	Director
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:
William Koziel	54	Chief Financial Officer, Secretary & Treasurer
Vicki Baue	53	Vice President and General Counsel, Chief Compliance Officer, Chief Legal Officer, Assistant Secretary
Becky Iliff	43	Vice President of People
John Gohde	58	Vice President of Development

DIRECTORS WHOSE TERMS EXPIRES IN 2012

Michael O’Donnell, Director. Mr. O’Donnell has been a member of our Board of Directors since March 2006. He also serves as a director and a member of the audit committee of Sbarro, Inc. and as a director of Ruth’s Hospitality Group and of Logan’s Roadhouse, Inc. Since August 2008, Mr. O’Donnell has served as President and Chief Executive Officer of Ruth’s Hospitality Group, Inc., and he has served as Chair of their board since October 2010. From March 2005 until the consummation of the company’s merger in October 2007, he served as Chair of the Board, President and Chief Executive Officer of Champps Entertainment, Inc. From September 2003 until March 2005, he served as Chief Executive Officer and President and as a Director of Sbarro, Inc. From August 1998 through October 2002, he served in various executive capacities with Outback Steakhouse, Inc., including as President and Chief Executive Officer of New Business. From 1995 to 1998, Mr. O’Donnell was President, Chief Operating Officer and a partner of Ale House Restaurants, Inc. He graduated from Rollins College in 1978.

Key Attributes, Experience and Skills

As a result of Mr. O’Donnell’s long tenure as a chief executive officer and director of public companies in the restaurant industry, he provides valuable industry-specific business knowledge and executive leadership experience as well as insights into driving strategic direction. In addition, Mr. O’Donnell brings financial expertise to the board, including through his service on the audit committee of another public restaurant company, as well as ours.

Karl Okamoto, Director. Mr. Okamoto has been a member of our Board of Directors since December 2007. He also served as a director and chairman of the compensation committee of Champps Entertainment, Inc. Since July 2007, Mr. Okamoto has been serving as Director of the Program in Business & Entrepreneurship Law and as a Professor of Law at Drexel University’s Earle Mack School of Law in Philadelphia, Pennsylvania. He is also the Chief Executive Officer of ApprenNet LLC, an online education company he founded in June 2011. From January 2007 through June 2007, he served as a consultant to Drexel University’s Earle Mack School of Law, and from February 2004 to August 2006, he served as a Senior Managing Director of Atticus Capital LP. Prior to that, he served as an independent consultant to Soros Fund Management from October 2001 to October 2003. Mr. Okamoto received his B.A. in 1982 and his J.D. in 1985 from Columbia University.

Key Attributes, Experience and Skills

Mr. Okamoto brings to our Board strong leadership and legal experience, along with an understanding of business strategy. His experience as a professor, consultant and investment fund manager provides additional perspectives on our business as well as a broad knowledge of public companies, corporate governance, executive compensation and risk management. Through his experience, he also brings to our Board financial expertise.

CONTINUING DIRECTORS

Mark Demilio, Director. Mr. Demilio has been a member of our Board of Directors since April 2004. He served as Chair of the Audit Committee of the Board from August 2004 until March 2010 and as Chair of the Board from March 2010 to December 31, 2011. Mr. Demilio was appointed as Interim CEO of the Company from August 29, 2011 through December 31, 2011. He also serves as a member of the board of directors and chairman of the audit committee of Restoration Hardware, a privately-held retailer of high quality furniture, lighting, textiles, hardware and other household goods, positions he has held since October 2009. From December 2000 until his retirement at the end of October 2008, Mr. Demilio served as the Chief Financial Officer of Magellan Health Services, Inc., a $2.6 billion publicly-traded managed specialty healthcare company that manages the delivery of behavioral healthcare treatment services, specialty pharmaceuticals and radiology services. He also served as General Counsel of that company from July 1999 to October 2001 and from March 2004 to January 2005. Prior to joining Magellan Health Services, Inc., Mr. Demilio was with Youth Services International, Inc., a publicly-traded company that managed residential treatment centers for behaviorally troubled youth and behavioral treatment programs in juvenile correction facilities, serving as Executive Vice President, Business Development and General Counsel from March 1997 to March

1999 and as Chief Financial Officer from June 1998 to March 1999. Prior thereto, Mr. Demilio was a partner with Miles & Stockbridge, a Baltimore, Maryland-based law firm. Mr. Demilio has also been a financial analyst for CareFirst BlueCross BlueShield of Maryland and a certified public accountant with Arthur Andersen. Mr. Demilio holds a Juris Doctor degree from the University of Maryland School of Law and a Bachelors of Science degree in Accounting from Villanova University. He was a principal officer of Magellan Health Services, Inc. and 88 of its affiliates which commenced a case on March 11, 2003 under Chapter 11 of Title 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. These companies successfully emerged from Chapter 11 on January 5, 2004.

Key Attributes, Experience and Skills

Through his experience as a chief financial officer and as a general counsel of public companies, as well as his experience as a board member of another retail company, Mr. Demilio brings extensive executive leadership and business experience to the Board. That experience, along with his training and background as a certified public accountant, his experience as a corporate and securities lawyer representing public and private companies, and his services as chairman of our Audit Committee and the audit committee of another retail company, provides financial and legal perspectives on our business as well as financial expertise to the Board.

Creed L. Ford, III, Director. Mr. Ford has been a member of our Board of Directors since March 1997. Mr. Ford is also currently the President and Chief Executive Officer of Fired Up, Inc. in Austin, Texas, the parent company of Carino’s Italian Restaurants, and has held this position since June 1997. He has been a partner of Ford Restaurant Group since 1997 and is a partner of Rudy’s Texas BBQ. From 1976 through 1997, Mr. Ford served in various capacities at Brinker International, Inc., including Chief Operating Officer and Director, over operations for all of its restaurant concepts. Mr. Ford also currently serves as Chairman of the Board of Fired Up, Inc., as a board member of Nolan Ryan Beef Company, and as an Advisor to the Mays College of Business at Texas A&M University.

Key Attributes, Experience and Skills

Mr. Ford’s long tenure and experience as an executive in the restaurant industry with multiple concepts of varying sizes brings extensive industry-specific business, executive management, and operations experience to the Board. Additionally, having served several years on our Board, he provides valuable historical knowledge of our Company. Mr. Ford also brings financial experience to the Board, including through his previous audit committee experience on our Board and as the Chief Operating Officer of a public company.

Robert S. Merritt, Director. Mr. Merritt has been serving as a member of the Company’s Board of Directors since October 2005 and served as Chair of the Board from November 4, 2008 until March 9, 2010. Since October, 2009, he also serves as a director of Ruth’s Hospitality Group, Inc. From March 12, 2007 to September 15, 2007, Mr. Merritt served as the Company’s Interim Chief Executive Officer and President, while continuing to serve as a director of the Company. In 2005, Mr. Merritt retired from Outback Steakhouse, Inc., where he served as Senior Vice President-Finance, Chief Financial Officer, Treasurer and Secretary since February 1991, and served as Vice President and Chief Financial Officer from January 1990 to February 1991. Mr. Merritt also served as a member of the board of directors of Outback Steakhouse, Inc. and each of it subsidiaries and affiliates from 1991 to his retirement in 2005. From 1988 to 1989, he served as Executive Vice President of Administration and Chief Financial Officer of JB’s Restaurants, Inc., a restaurant operator. From 1985 to 1988, he was Vice President of Finance for JB’s Restaurants. From 1981 to 1985, Mr. Merritt was employed by Vie de France Corporation, a restaurant and specialty baking company, as Vice President of Finance and Accounting and Chief Financial Officer. He received his B.B.A. in Accounting from George Washington University.

Key Attributes, Experience and Skills

Through his many years of experience as a chief financial officer of publicly-traded and privately-held companies in the restaurant industry, along with his experience as a board member of another public company, Mr. Merritt brings extensive public company financial expertise, executive leadership and industry-specific experience to the Board. That experience, along with having served as our interim

President and Chief Executive Officer, provides important perspectives to the Board on the issues facing our Company.

Stephen Edwards, Executive Chair and Director. Mr. Edwards joined the Company’s Board of Directors in October 2011, and on January 1, 2012, began serving as the Executive Chair of the Company’s Board of Directors. Mr. Edwards is currently a managing member of Edwards Capital Management LLC, a private investment company. From July 2002 to January 2009, Mr. Edwards served as a Senior Managing Director of Atticus Capital LLC, a private partnership investing globally in public equity securities. From January 2003 to February 2006, Mr. Edwards also served as a founding partner and portfolio manager of Atticus Opportunity Fund, Ltd., a private partnership investing in distressed assets. Prior to that time, Mr. Edwards served as a Senior Managing Director of Bruckmann, Rosser, Sherrill & Co., LLC, a middle market leveraged buyout fund. He has previously served on the Boards of Directors of Kemet Corporation, Smith Alarm Holdings, Town Sports International Holdings, Au Bon Pain Inc, Windy Hill Pet Food Company Inc, Unwired Plc, Anvil Holdings, and Champps Entertainment Inc. (NASDAQ: CMPP). Mr. Edwards holds a B.A. degree in Economics from Yale University and an M.B.A from Harvard Business School.

Key Attributes, Experience and Skills

Through his prior business and board experience, Mr. Edwards brings to our Board strong executive leadership, financial expertise, and an understanding of business strategy. His experience as a consultant and investment fund manager provides additional perspectives on our business as well as a broad knowledge of public companies and equity markets. Additionally, Mr. Edwards has broad corporate governance experience from his service on the boards of other public and private companies.

Carin Stutz, Chief Executive Officer and President, Director. As of January 1, 2012, Ms. Stutz was appointed Chief Executive Officer, President and director of the Company. Prior to joining the Company, she served as President of Global Business Development at Brinker International, Inc. from December 2010 through December 2011. Previously, Ms. Stutz served as Senior Vice President of Strategic Operations of Brinker International, Inc. from December 2009 to December 2010, and as Senior Vice President and Chief Operations Officer for Global Business Development of Brinker International, Inc. from June 2009 to December 2009. Prior to joining Brinker International, Inc., Ms. Stutz was employed by Applebee’s International, Inc. from 1999 to 2007, serving in various roles, most recently as Executive Vice President of Operations from January 2005 to November 2007. Previously, Ms. Stutz was Division Vice President with Wendy’s International, Inc., Regional Operations Vice President for Sodexho, USA, and Vice President of Corporate Operations for NutriSystem, Inc. Prior to 1990, Ms. Stutz was employed for 12 years with Wendy’s International, Inc. Ms. Stutz is a member of the Women’s Foodservice Forum, serving in various leadership roles, most recently as Chair of the Executive Committee. Ms. Stutz holds a Bachelor of Science degree from Western Illinois University and a Master of Business Administration degree from Mid American Nazarene University.

Key Attributes, Experience and Skills

As a result of Ms. Stutz’ 35 years of experience in the restaurant industry and having held leadership positions at several industry-leading companies, Ms. Stutz brings extensive industry-specific operations knowledge, strong leadership, and innovative strategic brand-building experience to the Company. Ms. Stutz’ service as CEO and President and as a director on the Board creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefit of management’s perspectives on the business. In addition, having the CEO and President on our Board provides our Company with decisive and effective leadership. As a result of Ms. Stutz’ leadership experience in both domestic and global operations and business development, Ms. Stutz also brings extensive business, operating and franchise knowledge to the Board. In addition, Ms. Stutz brings her strategic vision for our Company to the Board.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

William Koziel, Chief Financial Officer, Secretary & Treasurer. William Koziel was appointed Chief Financial Officer, Secretary and Treasurer of the Company in August 2005 and was Controller from

August 2004 until August 2005. He has over 20 years of executive finance and accounting experience in the retail industry, more than 10 of which have been with publicly-traded companies. From January 2002 to July 2004, Mr. Koziel served as Vice President Controller of Galyan’s Sporting Goods, Inc., a $700 million publicly-traded sporting goods retailer. Prior to joining Galyan’s, Mr. Koziel served as Vice President Controller of Homelife Corporation, a $600 million furniture retailer, from July 1999 to January 2002. From 1998 to June 1999, he served as Vice President Finance for Futorian Furnishings, a $200 million furniture manufacturer. From 1995 to December 1998, Mr. Koziel served as Chief Financial Officer of Evans, Inc., a $150 million publicly-traded specialty retailer. He received a Masters of Business Administration from De Paul University in 1992 and a Bachelor of Science in Accounting from De Paul University in 1980. Mr. Koziel successfully achieved accreditation as a certified public accountant in 1981.

Vicki Baue, Vice President and General Counsel, Chief Compliance Officer, Chief Legal Officer, Assistant Secretary. Ms. Baue was appointed Vice President and General Counsel in February 2007 and was General Counsel from September 2004 until February 2007. Ms. Baue also serves as the Company’s Chief Legal Officer and Chief Compliance Officer and as Assistant Secretary. From August 1998 to April 2004, Ms. Baue was an associate in the Corporate and Securities practice group in the Chicago, Illinois, office of Piper Rudnick, LLP (n/k/a DLA Piper US LLP) where her practice focused on Mergers and Acquisitions and General Corporate. From 1988 to August 1998, Ms. Baue was employed by Creative Expressions Group, Inc., an international manufacturer and distributor of paper party goods, where she was Director of Process Improvements and responsible for legal affairs and business results from 1997 to 1998, a member of the senior leadership team, and Manager of Customer Services, Credit and Support Services from 1988-1997. Ms. Baue received a Juris Doctor degree from the University of Indiana School of Law in 1997 and a Bachelors of Science degree in Human Resources Management from the University of Alabama in 1980. She was admitted to the Indiana Bar in 1997 and the Illinois Bar in 1998.

Becky Iliff, Vice President of People. Becky Iliff was appointed Vice President of People by the Company in November 2005. From January 2004 to November 2005, Ms. Iliff was Vice President Field Training & Human Resources at Jamba Juice Company in San Francisco, California. Prior to that, she was at Bennigan’s Irish American Grill & Tavern in Dallas, Texas, where she served as Vice President Culture & Education from June 2002 to November 2004, Director of Training & Development from January 2000 to June 2002, and Manager of Training from June 1998 to January 2000. Ms. Iliff received a Master of Arts in Human Communication Studies from the University of Denver in 1993 and a Bachelor of Arts in Organizational Communication from Purdue University in 1991.

John Gohde, Vice President of Development. Mr. Gohde was appointed Vice President of Development by the Company in June 2011. From March 2010 to June 2011, he held the position of Vice President—Automotive Franchise at Sears Holding Corporation. Prior to that, he served as President, CEO, Executive Board Member and Board Consultant to Knowledge Points Inc. and Knowledge Points Development Corporation from January 2005 to January 2010. Mr. Gohde attended Michigan State University where he majored in Business Administration and he attended the Executive Education Program at the University of Michigan where he received a Certificate in Business Management in 1982.

REPORT OF THE AUDIT COMMITTEE

The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee is governed by a charter that has been approved and adopted by the Board of Directors and which is reviewed and reassessed annually by the Audit Committee. The Audit Committee Charter can be found in the Investor/Corporate Governance section of the Così website at www.getcosi.com. The Audit Committee is comprised of three independent directors.

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics, and (iii) the Company’s auditing, accounting and financial reporting processes generally.

Management is solely responsible for the preparation and integrity of the Company’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America. The independent registered public accounting firm is accountable to the Board of Directors and the Audit Committee. The Audit Committee has the authority and responsibility to retain and terminate the Company’s independent registered public accounting firm, and exercised this authority by retaining BDO USA, LLP.

To fulfill our responsibilities, we did the following:

•	We reviewed and discussed with Così management and BDO USA, LLP, Così’s consolidated financial statements for the fiscal year ended January 2, 2012.

•	We reviewed management’s representations to us that those consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

•	We discussed with management Così’s internal controls and procedures and disclosure controls and procedures relating to financial and other matters.

•

We discussed with BDO USA, LLP the matters that Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380) and as adopted by the PCAOB in Rule 3200T require them to discuss with us, including matters related to the conduct of the audit of Così’s consolidated financial statements.

•

We received written disclosures and the letter from BDO USA, LLP required by PCAOB Rule 3520 relating to their independence from Così, and we have discussed with BDO USA, LLP, their independence from Così.

•	We considered whether BDO USA, LLP’s provision of non-audit services to Così is compatible with maintaining their independence from Così.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with PCAOB standards or that the Company’s independent registered public accounting firm is in fact “independent”.

Based upon these reviews and discussions described in this report, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2012.

Respectfully submitted,
The Audit Committee
Michael O’Donnell, Chair
Creed L. Ford, III
Karl Okamoto

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis (“CD&A”) with management and, based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company’s 2012 Proxy Statement.

Respectfully submitted,
The Compensation Committee
Karl Okamoto (Chair)
Michael O’Donnell

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides information on our compensation objectives and philosophy, the components of our compensation program and the reasons we provide each component. We also discuss how we determine targeted compensation and the basis of our pay decisions for the executive officers of the Company, including the amounts paid to the named executive officers included in the “Summary Compensation Table”.

Executive Summary

The Compensation Committee of the Board of Directors, with recommendations by the Company’s Chief Executive Officer, is responsible for determining the compensation of the executive officers and administering the plans in which the executive officers, the directors and the Company’s other employees participate. The goal of the Company’s compensation program is to attract, motivate and retain talented individuals to help Così attain the Company’s business goals and objectives. Così is committed to achieving long-term sustainable growth and increasing stockholder value. Our compensation programs for executive officers are designed to maintain these commitments and to encourage strong financial performance on an annual and long-term basis by using appropriate compensation structures and sound pay practices, without creating undue stockholder risk.

The principal elements of the total compensation for the Chief Executive Officer and other named executive officers are annual base salary, annual cash incentive compensation, and long-term equity-based compensation consisting of restricted stock units and restricted stock, as well as limited benefits and perquisites.

Oversight of the Executive Compensation Program

Role of the Compensation Committee. The Compensation Committee acts pursuant to a written charter and is comprised entirely of independent directors. The Compensation Committee has overall authority for approving and evaluating the director and officer compensation plans, policies and programs of the Company. Pursuant to its charter, the Compensation Committee has authority and responsibility to:

•

annually review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation and evaluate the Chief Executive Officer’s performance in light of those goals and objectives;

•	annually review the compensation of all directors, officers and other key executives, including incentive-compensation and equity-based plans;

•

annually review and approve, for the Chief Executive Officer and senior executives of the Company, the annual base salary level, the annual incentive opportunity level, the long-term incentive opportunity level, employment agreements, severance arrangements and change in control agreements / provisions, in each case as, when and if appropriate, and any special or supplemental benefits;

•	determine the shares, options and other awards under the Company’s stock incentive plans; and

•

retain and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or senior executive compensation and to obtain advice and assistance from internal or external legal, accounting or other advisors.

Discussions regarding the compensation of the Chief Executive Officer occur during executive sessions when only Compensation Committee members are present. The Compensation Committee’s complete charter is available at the Company’s web site at www.getcosi.com.

Role of the Chief Executive Officer and Others in Compensation Decisions. The Chief Executive Officer discusses the performance of the executive officers with the Compensation Committee on an annual basis and provides his or her recommendations on compensation actions for other executive officers. Additionally, he or she provides his or her perspective and recommendations to the

Compensation Committee on compensation and benefit plan design and strategies, financial goals and criteria for the annual cash incentives and the amount of long-term equity-based compensation. Our Chief Executive Officer does not provide input or recommendations with regard to his or her own pay. The Compensation Committee reviews and discusses pay decisions related to the Chief Executive Officer in executive session without the Chief Executive Officer and other members of management present.

At the request of the Chief Executive Officer and the Compensation Committee, the Vice President of People from time to time performs a review of competitive compensation practices for executive officer positions and, based on that assessment, provides data and advice regarding compensation for new executives, new positions, promotions and salary adjustments, using data obtained from a variety of sources, including the Chain Restaurant Compensation Association’s annual compensation survey by The Hay Group, other industry surveys, executive recruiters and on-line HR and recruiting resources, in order to provide a general understanding of current compensation practices within the industry.

Role of the Independent Compensation Consultant. To assist the Compensation Committee with its responsibilities, the Compensation Committee has sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of Chief Executive Officer or senior executive compensation and has sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors. In 2011, the Compensation Committee did not engage any third-party compensation consultants.

Executive Compensation Philosophy and Objectives

Our executive compensation philosophy, reviewed annually by the Compensation Committee, is to provide competitive levels of compensation that integrate pay with the Company’s short-term and long-term performance goals, reward corporate performance and recognize individual initiative and achievement.

Although the Compensation Committee does not engage in benchmarking, the Compensation Committee believes that it is appropriate to pay the executive officers cash and equity-based compensation that is generally competitive in the restaurant industry. The guiding principle in the design and administration of our compensation program is built on this philosophy and serves the following objectives:

•	attract and retain highly talented and skilled executives to establish and execute our strategies and reward appropriately those executive officers who contribute to the Company’s success;

•	align executive officer compensation with the Company’s short-term and long-term operational and financial performance; and

•	motivate executive officers to achieve the Company’s business objectives.

Components and Analysis of Total Compensation

The Company’s direct compensation program for executive officers, including a portion that is at risk, consists of the following elements:

•	base salary, with annual discretionary increases, to provide a fixed amount of cash compensation linked to the executive officer’s role and contribution to the Company;

•	annual cash incentive compensation, which is at-risk cash compensation, to focus attention on the key business drivers for the year and linked to the Company’s and the individual’s performances;

•

long-term equity-based compensation, currently in the form of restricted stock and restricted stock units (but which may in the future include stock options and performance shares), to encourage executives to focus on the long-term growth and profitability of the Company and align their interests with those of our stockholders in order to increase stockholder value; and

•	limited benefits and perquisites, which are also generally available to all of the Company’s full-time employees.

Our compensation program is designed to provide an appropriate balance between annual and long-term performance of the Company, as well as between fixed and variable (“at-risk”) compensation. Each of these elements of pay is described below.

Base Salary. The annual base salary for executive officers is determined relative to job scope and responsibilities, past and current contributions, compensation for similar positions within the Company, time in position, the critical nature of the role to the Company and the difficulty of replacing the executive, and individual factors such as unique skills, expertise, demand in the labor market, and longer-term development and succession plans. Individual performance is measured by what is achieved (results) as well as how it is achieved (behaviors).

Executive officers’ salaries are reviewed annually after the end of each fiscal year, typically in February. In addition to considering the performance of individual executive officers and information concerning competitive salaries, significant weight is placed on the financial and operating performance of the Company when considering salary adjustments. Also, increases are aligned with the Company’s merit-increase targets for the year. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of these officers.

The Compensation Committee reviewed the Company’s financial and operating performance in 2011 as compared to its internal business plan and the various operating and financial targets that management of the Company had set for themselves in 2011, as well as overall salary trends in the industry. In March 2012, the Compensation Committee determined that, given the Company’s fiscal 2011 financial and operating results as compared to its internal business plan and management’s various targets and overall industry salary trends, no increases to base salaries were approved for the named executive officers for 2012. Thus, none of our named executive officers received a salary increase in fiscal 2012.

Annual Cash Incentive Compensation. Annual cash incentive compensation is based upon achievement of the Company’s annual financial and operating goals and each executive officer’s level of achievement against his or her individual financial, operational and strategic performance goals, including various quantitative and qualitative performance criteria for executive officers, with payouts ranging from 0% to 100% of the targeted payouts for each executive, which range from 30% to 100% of the executive’s base salary, in accordance with the executive’s employment agreement or offer letter. The performance goals have been linked to the Company’s revenue, comparable sales growth, operating income, cash position, franchise growth, earnings before interest, taxes, depreciation and amortization (EBITDA) performance and strategic objectives which are part of the Company’s internal long-range business plan, generally excluding the effects of extraordinary, unusual or infrequently occurring events or changes in accounting principles. These performance goals have been selected because they are important indicators of increased stockholder value. However, even though the performance goals have been linked to the Company’s internal business plan, the Compensation Committee has not relied solely upon predetermined formulas or a limited set of criteria in evaluating the performance of the executive officers. These decisions have typically included subjective judgments, based upon a number of factors relating to an individual executive’s performance.

For fiscal 2011, the Compensation Committee reviewed the Company’s financial and operating performance as compared to its internal business plan and the various operating and financial targets management of the Company had set for themselves for 2011. In March 2012, the Compensation Committee determined that, given the Company’s 2011 financial and operating results as compared to its internal business plan and the various operating and financial targets management of the Company had set for themselves for 2011, no cash incentive compensation will be paid to named executive officers in respect of fiscal year 2011.

Long-Term Equity-Based Compensation. The Company strongly believes that equity ownership by executive officers creates incentive to build stockholder value and align the interests of executive officers with the stockholders. The Compensation Committee believes that awards of restricted stock or restricted stock units under the Company’s stock incentive plans remain an effective instrument to achieve this goal. Grants of restricted stock or restricted stock units facilitate ownership in the Company and serve to retain executive officers since the awards have multi-year vesting schedules.

Under the Omnibus Plan, the Company may provide long-term equity incentives in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and any other stock awards that may be payable in shares, cash, other securities or any other form of property as may be determined by the Compensation Committee. Annually in March, beginning in 2005, the Company has awarded long-term equity-based compensation, which has been in the form of restricted stock or restricted stock units, to executive officers, based on an evaluation of the Company’s financial and operating performance and their individual performances in the prior year.

Under the Omnibus Plan, restricted stock awards typically vest 20% on the date of grant and 20% annually on each anniversary of the grant date over the next four years provided that the executive officer is continuously employed by the Company through each such date. Previously awarded but unvested shares of restricted stock are forfeited and cancelled on the date of termination if an executive officer’s employment with the Company is terminated (other than due to a change in control) and subject to the specific terms of his or her employment agreement.

Long-term equity incentive award targets vary based upon each executive officer’s employment agreement or offer letter and consistent with similar positions within the Company. Actual awards are determined based upon the Company achieving its annual financial and operating goals and executives achieving their individual performance goals.

In determining long-term equity incentive awards each year, the Compensation Committee and the Board may consider a number of factors. In addition to the Company’s financial performance and the individual performance of the eligible executive officers, the Committee considers the prevailing stock price and the consequent dilution that would result from any awards, the existing equity holdings of the eligible executives from prior award grants and the remaining availability under the Company’s stock incentive plans, among other factors. In March 2012, based on its consideration of these factors, the Compensation Committee determined not to award long-term equity incentive awards to executive officers of the Company in respect of fiscal year 2011.

Company’s Policy on Timing of Long-Term Equity-Based Incentive Compensation. Since May 2005, the Company has awarded long-term equity compensation in the form of restricted stock and restricted stock units, but has not awarded stock options since that date. The annual award date is typically the end of March, on a date that customarily falls between the Company’s regularly-scheduled Board and Compensation Committee meetings in the first quarter and the disclosure of the Company’s fiscal year-end financial results.

Other Compensation and Benefits

The Compensation Committee oversees the design, implementation and administration of the Company-wide benefit programs. The Company periodically reviews the cost and prevalence of these programs to ensure these programs are in line with competitive practices and warranted, based upon the business need and contributions of the executive officers.

Health and Welfare Benefits. Health and welfare benefits are an important component of the total compensation package and are commonplace among similarly-sized companies in the restaurant industry and generally available to other employees in the Company. We provide both Company-subsidized and voluntary benefit programs to our employees that generally include medical, dental, life insurance and disability coverage. In fiscal year 2011, pursuant to the terms of his employment agreement, the Company paid 100% of the single and child/spouse/family healthcare premiums for Mr. Hyatt, Chief Executive Officer and President in 2011, which is more than the standard Company contribution towards healthcare premiums for all other executives and employees of the Company. The Company’s cost of these healthcare premiums paid for the benefit of the Chief Executive Officer in 2011 is provided below in the table captioned “All Other Compensation”.

401(k) Plan. The Company’s 401(k) Plan allows employees to invest funds on a pre-tax basis for their retirement. Until April 2009, the Company matched employee contributions to the Company’s 401(k) plan (at a 50% rate up to 4% of an employee’s pay, but not in excess of 20% of gross pay).

Employees must be employed by the Company for ninety days to be eligible to participate in the plan, and all employees are eligible to participate on the same terms. The Company matching contributions vest after one year of employment. As of April 2009, the Company matching contributions to the Company’s 401(k) plan were suspended, and there were no Company matching contributions in 2010. Effective January 1, 2011, Company matches of employee contributions to the Company’s 401(k) plan were reinstated.

Compensation of Executive Chair

Effective as of January 1, 2012 and continuing through fiscal year 2012, Stephen Edwards was appointed Executive Chair of the Company’s Board of Directors. The terms of Mr. Edwards’ employment agreement are described below in the section captioned “Executive Agreements” and the compensation costs for fiscal 2011 are included below in the table captioned “Summary Compensation”.

Compensation of Chief Executive Officer

Effective as of August 29, 2011, James Hyatt voluntarily resigned as the Company’s Chief Executive Officer and President and as a director. In light of his resignation, the Company appointed Mark Demilio as Interim Chief Executive Officer of the Company until a replacement was identified, and he served in that capacity from August 29, 2011 through December 31, 2011. The Compensation Committee determined it was appropriate to award to Mr. Demilio the gross annual base salary of $350,000. Under the terms of Mr. Demilio’s agreement with the Company, he was paid a gross monthly base salary of $29,166.67 and was reimbursed for all reasonable out-of-pocket business expenses incurred by him so long as he served as Interim Chief Executive Officer of the Company, including, without limitation, all travel, housing and other expenses incurred by Mr. Demilio in connection with commuting and working out of the Company’s headquarters located in Deerfield, Illinois, and all travel expenses incurred by or related to his spouse accompanying him on up to two (2) trips per month. Mr. Demilio was also entitled to participate in any of the Company’s employee welfare benefit plans generally made available to executives of the Company, including medical, dental, vision, life, accidental death and dismemberment, and long-term disability insurance, on the same basis as other Company executive employees are entitled to participate. In addition, Mr. Demilio had the option to participate in the Company’s 401(k) retirement plan. The compensation costs for fiscal 2011 are included below in the table captioned “Summary Compensation”.

The special search committee of the Board, with the assistance of a third-party executive recruiting firm, undertook a search for a highly qualified candidate to fill the position of Chief Executive Office. Effective as of January 1, 2012, after a thorough and comprehensive review, the Company’s Board of Directors, at the recommendation of the special search committee of the Board, appointed Carin Stutz as the Company’s Chief Executive Officer and President and as a director on the Board.

Consistent with our executive compensation philosophy and objectives described above, the search committee of the Board, with assistance from the Compensation Committee and the third-party executive recruiting firm, considered various factors in determining Ms. Stutz’ total compensation package, including job scope and responsibilities, the Company’s short-term and long-term objectives, and individual factors such as the critical nature of the role to the Company, unique skills, and achievements and contributions in past positions. Ms. Stutz’ skills, experience and capabilities are consistent with the needs of the Company and the position, and the total compensation package is consistent with the targeted compensation package. The terms of her employment agreement are described below in the section captioned “Executive Agreements” and the compensation costs for fiscal 2011 are included below in the table captioned “Summary Compensation”.

In light of the fact that Ms. Stutz had been in position only since January 1, 2012, the Compensation Committee did not approve a salary adjustment, annual cash incentive or long-term equity incentive for the Chief Executive Officer and President in March 2012 with respect to fiscal year 2011.

Tax Information

The Company has considered the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, which restricts the deductibility of compensation paid to each of the Chief Executive Officer and next three most highly compensated executive officers at the end of any fiscal year (other than the Chief Financial Officer) to the extent such compensation exceeds $1 million in any year and does not otherwise qualify for an exception. The Company’s deduction for executive compensation provided during 2011 was not limited by Section 162(m). To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. In the future, the Compensation Committee will continue to monitor the deductibility of its executive compensation.

No Stock Ownership Requirements

Under the terms of her employment agreement, Ms. Stutz will retain, and will not transfer, at least 50% of the restricted stock granted to her with respect to which the restrictions on transfer, sale or assignment may have lapsed, unless otherwise approved by the independent directors. Except for Ms. Stutz, the Company does not currently require named executive officers or other executive officers of the Company to acquire or hold a specified number of shares of Company common stock. The Company encourages named executive officers and other executive officers of the Company to retain the shares of stock awarded under the Company’s stock incentive plans, including any shares received upon the exercise of stock options. However, the Company does permit executive officers and other management employees of the Company to sell a portion of their vested shares for payment of taxes and exercise costs, personal or family emergencies, or special purposes, such as purchasing a home, college tuition for children, financial and estate planning, or other similar purposes.

Change-In-Control Arrangements

Stock Incentive Plans

In accordance with the Company’s stock incentive plans, in the event of a change in control of the Company, all unvested stock options, shares of restricted stock and restricted stock units previously awarded to the executive officers (and all other employees) would automatically become fully vested.

Carin Stutz, Chief Executive Officer and President

Effective as of January 1, 2012, the Company entered into an employment agreement with Carin Stutz, Chief Executive Officer and President, which provides for certain additional benefits if her employment is terminated without “cause” following a “change in control” of the Company. This agreement is intended to provide for continuity of management in the event of a “change in control”. The agreement does not provide for severance payments solely upon a “change in control”.

The terms of Ms. Stutz’ employment agreement are described below in the narrative following the “Summary Compensation Table”. The estimated payments and benefits to Ms. Stutz following termination of her employment without “cause” following a “change in control” of the Company, as determined as of January 2, 2012, are included below in the compensation table captioned “Estimated Payments and Benefits Following a Change in Control”.

Other Executive Officers

In December 2008, the Company entered into Change in Control Severance Agreements with Mr. Koziel, Chief Financial Officer, Vicki Baue, Vice President, General Counsel, and Chief Compliance Officer, and Becky Iliff, Vice President of People, which provide for certain payments and benefits if their employment is terminated without “cause” following a “change in control” of the Company. These agreements are intended to provide for continuity of management in the event of a “change in control”. The agreements do not provide for severance payments solely upon a “change in control”. The Compensation Committee believed it was appropriate to enter into these agreements due to the review of strategic alternatives announced in November 2008.

The terms of their Change in Control Severance Agreements are described below in the narrative following the “Summary Compensation Table”. The estimated payments and benefits to the executive officers following termination of their employment without “cause” after a “change in control” of the Company, as determined as of January 2, 2012, are included below in the compensation table captioned “Estimated Payments and Benefits Following a Change in Control”.

EXECUTIVE COMPENSATION TABLES AND OTHER INFORMATION

The following table summarizes compensation awarded to, earned by, or paid by the Company to its named executive officers for each of the last three completed fiscal years and two additional individuals who would have been included in this summary but for the fact that they were not serving as executive officers of the Company as of January 2, 2012.

Summary Compensation Table

Name	Year	Salary ($)	Stock Awards ($)(1)	Options Awards ($)	Non- Equity Incentive Plan Compensation	All Other Compensation(2)	Grand Total
Stephen Edwards,	2011	—	—	—	—	22,556	22,556
Executive Chair(3)
Carin Stutz, CEO &	2011	—	—	—	—	—	—
President(4)
William Koziel,	2011	261,500	19,180	—	—	4,425	285,105
CFO, Secretary &	2010	257,980	89,371	—	—	—	347,351
Treasurer	2009	253,956	147,360	5,674	—	905	407,895
Vicki Baue, VP &	2011	205,000	7,998	—	—	2,602	215,600
General Counsel,	2010	202,240	16,243	—	—	—	218,483
CCO, & Ass’t	2009	199,086	42,860	10,847	—	—	252,793
Secretary (CLO)
Becky Iliff, VP of	2011	195,250	10,731	—	—	3,528	209,509
People	2010	192,622	8,122	—	—	—	200,744
	2009	189,617	33,278	—	—	1,352	224,247
John Gohde, VP of	2011	97,615	—	—	—	—	97,615
Development
Mark Demilio, former	2011	106,346		—	—	80,000	186,346
Interim CEO(5)
James Hyatt, former	2011	463,846	164,325	—	—	15,057	643,228
CEO & President(7)	2010	591,923	241,900	—	—	12,017	845,840
	2009	582,692	407,700	—	—	14,332	1,004,724
Paul Bower, former	2011	56,394	2,815	—	—	955	60,164
SVP & CDO(6)	2010	221,971	38,255	—	—	—	260,226
	2009	220,680	28,700	—	—	1,558	250,938

(1)

The amount in this column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for restricted stock and restricted stock unit awards granted during the fiscal year. The fair value of these awards has been determined based on the assumptions set forth in the Company’s Note on “Stock-Based Employee Compensation” included in the Company’s Consolidated Financial Statements as reported on Form 10-K. Additional information regarding the size of the awards is set forth in the notes to the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables.

(2)	The amounts in this column are comprised of the items set forth below in the table captioned “All Other Compensation”.

(3)

Stephen Edwards was appointed Executive Chair of the Company’s Board of Directors effective as of January 1, 2012. Pursuant to his employment agreement, effective as of January 1, 2012, (a) he is being paid an annualized base salary in the gross amount of $100,000, payable in accordance with the Company’s payroll practices, and (b) he received, as a long-term incentive, 100,000 restricted shares of the Company’s common stock, which will vest 25% on each of March 31, 2012, June 30, 2012, September 30, 2012, and December 31, 2012, so long as Mr. Edwards remains continuously employed by the Company through the vesting date. Additionally, Mr. Edwards received board fees and the annual stock award, both amounts pro-rated from the date of his appointment to the Company’s

Board of Directors in October 2011, as as more fully described below in the table captioned “Other Compensation”.

(4)

Carin Stutz was appointed Chief Executive Officer and President effective as of January 1, 2012. Pursuant to her employment agreement, effective as of January 1, 2012, (a) she is being paid an annualized base salary in the gross amount of $460,000, payable in accordance with the Company’s payroll practices, and (b) she received, as a long-term incentive, 1,000,000 restricted shares of the Company’s common stock, which will vest in 5 equal annual installments commencing on the first anniversary of employment so long as Ms. Stutz remains continuously employed by the Company through each such vesting date and specified price targets (as adjusted for stock splits or similar events) of $1.25, 2.00, 2.75, 3.50 and $4.50 for the Company’s common stock are achieved for a period of 30 consecutive days. So long as the time vesting condition has been satisfied, the market vesting condition may be satisfied at any time provided Ms. Stutz remains continuously employed by the Company through and including the vesting date.

(5)

Mark Demilio served as Interim Chief Executive Officer of the Company from August 29, 2011 through December 31, 2011. Pursuant to his employment agreement as Interim Chief Executive Officer, he received an annual base salary in the gross amount of $350,000, pro rated for his term of service. During that time, Mr. Demilio also continued to serve as the Chair of the Company’s Board of Directors and to be compensated as a director, as more fully described in the table below captioned “All Other Compensation”.

(6)

James Hyatt voluntarily resigned his employment and all offices and positions with the Company on August 29, 2011. In accordance with the terms of his employment agreement and the Company’s Omnibus Plan under which his restricted stock was granted, Mr. Hyatt’s unvested shares of restricted stock and restricted stock units (200,000) were forfeited and cancelled.

(7)

Paul Bower voluntarily resigned his employment and all offices and positions with the Company on March 18, 2011. In accordance with the terms of the Company’s Omnibus Plan under which his restricted stock was granted, Mr. Bower’s unvested shares of restricted stock (36,000 shares) were forfeited and cancelled.

The table set forth below lists the elements of “All Other Compensation” included in the Summary Compensation Table above:

All Other Compensation

Name	Fiscal Year	Health Insurance Premiums ($)	Employer’s Contribution to the Company’s Savings Plan ($)(a)	Board Compensation	Total ($)
Stephen Edwards(b)	2011	—	—	22,556	22,556
Carin Stutz	2011	—	—	—	—
William Koziel	2011	—	4,425	—	—
Vicki Baue	2011	—	2,602	—	—
Becky Iliff	2011	—	3,528	—	—
John Gohde	2011	—	—	—	—
Mark Demilio(c)	2011	—	—	80,000	80,000
James Hyatt(d)	2011	7,423	7,634	—	15,057
Paul Bower	2011	—	955	—	—

(a)	Named executive officers are eligible to participate in the Company’s 401(k) plan at the same rate that all other full-time employees are eligible to participate.

(b)

Stephen Edwards was appointed to the Board of directors in October 2011 and began serving as Executive Chair of the Board on January 1, 2012. Mr. Edwards’ total compensation as a director on the Company’s Board of Directors in fiscal year 2011 was $22,556, comprised of an annual Board retainer in the pro-rated amount of $2,778, $7,000 in meeting fees earned, and common stock in the pro rated amount of $12,778.

(c)

Mark Demilio served as the Interim Chief Executive Officer of the Company from August 29, 2011 through December 31, 2011. Pursuant to the terms of his employment agreement Interim as Chief Executive Officer, he also continued to serve as Chair of the Company’s Board of Directors. Mr. Demilio’s total compensation as a director and Chair of the Company’s Board of Directors in fiscal year 2011 was $80,000, comprised of an annual Board retainer of $10,000, an annual Chair retainer of $20,000, $25,000 in meeting fees earned, and common stock in the amount of $25,000.

(d)	Pursuant to the terms of Mr. Hyatt’s employment agreement, the Company paid 100% of his single and child/spouse/family healthcare premiums during his employment with the Company.

Executive Officer Agreements

Employment Agreement with Stephen Edwards. On December 12, 2011, we entered into an employment agreement with Stephen Edwards to serve as the Executive Chair of the Company’s Board of Directors, effective as of January 1, 2012. Pursuant to the terms of this employment agreement, we agreed to pay Mr. Edwards an annual base salary in the gross amount of $100,000, payable in accordance with the Company’s payroll practices. Also, as long-term incentive compensation, he received a grant of 100,000 restricted shares of the Company’s common stock that will vest at a rate of 25,000 shares on each of March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012, so long as he remains continuously employed by the Company through the vesting date. If he ceases to be Executive Chair, any shares remaining unvested as of that date shall be forfeited. The Company will reimburse Mr. Edwards for all reasonable business expenses according to the Company’s business expense reimbursement policies. Throughout the duration of his services as Executive Chair, he will continue to receive board fees, stock grants, and other benefits that other members of the Board receive.

Employment Agreement with Carin Stutz. On December 12, 2011, we entered into an employment agreement with Carin Stutz to serve as the Company’s Chief Executive Officer and President, effective as of January 1, 2012. Pursuant to the terms of this employment agreement, we agreed to pay Ms. Stutz an annual base salary in the gross amount of $460,000 payable in accordance with the Company’s payroll practices. She also has the ability to earn an annual cash incentive (bonus) of up to 100% of her annual base salary based upon the attainment of performance goals established by the Compensation Committee in consultation with Ms. Stutz and up to 50,000 shares of the Company’s common stock in the form of restricted stock or restricted stock units. In accordance with the terms of her employment agreement, we granted to Ms. Stutz an initial grant of 1,000,000 restricted shares of the Company’s common stock pursuant to the Omnibus Plan, which will vest over time and upon attainment of certain targets, as follows:

(i)

20% upon the occurrence of both of the following conditions: (A) Ms. Stutz shall have been continuously employed by the Company for at least one year, and (B) the closing price of the Company’s common stock shall have exceeded $1.25 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days;

(ii)

20% upon the occurrence of both of the following conditions: (A) Ms. Stutz shall have been continuously employed by the Company for at least one year, and (B) the closing price of the Company’s common stock shall have exceeded $2.00 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days;

(iii)

20% upon the occurrence of both of the following conditions: (A) Ms. Stutz shall have been continuously employed by the Company for at least one year, and (B) the closing price of the Company’s common stock shall have exceeded $2.75 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days;

(iv)

20% upon the occurrence of both of the following conditions: (A) Ms. Stutz shall have been continuously employed by the Company for at least one year, and (B) the closing price of the Company’s common stock shall have exceeded $3.50 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days; and

(v)

20% upon the occurrence of both of the following conditions: (A) Ms. Stutz shall have been continuously employed by the Company for at least one year, and (B) the closing price of the Company’s common stock shall have exceeded $4.50 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days.

So long as the time vesting condition has been satisfied, the market vesting condition may be satisfied at any time provided Ms. Stutz remains employed by the Company through and including the vesting date. Under her employment agreement, Ms. Stutz will retain, and will not transfer, at least 50% of this restricted stock with respect to which restrictions on transfer, sale or assignment may have lapsed.

All shares of restricted stock, restricted stock units, or other similar rights held by Ms. Stutz will become fully vested upon a “change in control” (as defined in her employment agreement and described under “Change of Control” below). In addition, if Ms. Stutz is terminated without “cause” (as defined her agreement) or Ms. Stutz resigns under circumstances constituting “good reason” (as defined in her agreement), she is entitled to receive: (i)(A) her base salary through the date of termination, if not previously paid, (B), the amount of any accrued but unpaid annual bonus, (C) all accrued benefits, if any, and (D) 12 months of her base salary (provided that if such termination occurs prior to the first anniversary of the agreement, then such salary continuation will be for a period equal to 24 months less the number of full months elapsed since the date of the agreement), (ii) the right to retain any shares (including restricted stock, restricted stock units, or other similar rights held by Ms. Stutz) that would have vested if not terminated prior to the date six months following the date of termination, and (iii) continuation of health insurance benefits for the lesser of 12 months or the balance of the employment period.

If Ms. Stutz’ employment is terminated without “cause” at any time within one year following a “change in control” or is terminated prior to a “change in control” in anticipation of such “change in control”, she is entitled to receive the same compensation she would be entitled to receive if she were terminated without “cause” or resigned under circumstances constituting “good reason” described above, except that in lieu of receiving 12 months of her base salary, she will be entitled to receive an amount equal to twice her base salary and any accrued but unpaid bonus. In addition, all unvested restricted stock, restricted stock units, or other similar rights held by Ms. Stutz will immediately vest. The Company will also make certain additional payments to Mr. Stutz if the Company reasonably determines that payment of the compensation to which she is entitled upon a “change in control” would give rise to “excess parachute payments” under the Internal Revenue Code of 1986, as amended, and would subject Ms. Stutz to an excise tax.

If Ms. Stutz’ employment terminates upon death, she is entitled to receive all accrued benefits through the effective date of termination. If Ms. Stutz’ employment terminates for “cause” or disability or she resigns under circumstances not constituting “good reason”, Ms. Stutz is entitled to receive her base salary through the date of termination and all accrued benefits through the date of termination. If Ms. Stutz’ employment is terminated for “cause” or she resigns under circumstances not constituting “good reason”, all unvested restricted stock, restricted stock units or similar equity awards will be forfeited.

Ms. Stutz is further entitled to the standard benefits available to the Company’s executive officers generally, including health insurance, life and disability coverage, and participation in the Company’s 401(k) Savings Plan. The agreement contains standard confidentiality, non-competition and non-solicitation provisions. Ms. Stutz will also be entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with her relocation expenses and sale of her home up to $100,000. The Company, or another party at the Company’s direction, will purchase Ms. Stutz’ home at the appraised market value if the sale of her home does not close within 180 days from the effective date of her employment.

Employment Agreement with William Koziel. On August 17, 2005, the Company entered into an oral employment agreement with Mr. Koziel. Pursuant to the terms of this agreement, Mr. Koziel will serve as Chief Financial Officer and will be paid an annual base salary of $250,000. He will be eligible to receive an annual performance cash incentive (bonus) of up to 50% of his annual base salary based upon attaining mutually agreed upon performance levels and restricted stock pursuant to the Omnibus Plan. Mr. Koziel entered into a confidentiality and non-compete agreement that includes customary non- competition and non-solicitation provisions. Mr. Koziel’s employment may be terminated by either party at any time for any reason. Compensation is reviewed annually and may be subject to adjustment. Additionally, on September 19, 2011, the Company entered into a written severance agreement with Mr. Koziel. Pursuant to the terms of this severance agreement, in the event his employment with the Company is terminated without “cause” (as defined in the agreement) at any time on or after the date of the appointment of a permanent Chief Executive Officer of the Company (which occurred as of January 1, 2012) but prior to the first anniversary of such appointment, the Company will continue to pay to Mr. Koziel his then-current base salary and will pay for the cost to continue his medical and health benefits coverage during the twelve-month period following his termination.

Employment Agreement with Vicki Baue. In February 2007, the Company entered into an amended oral employment agreement with Vicki Baue to serve as the Company’s Vice President and General Counsel, Chief Compliance Officer and Chief Legal Officer. Pursuant to the terms of this agreement, as amended, Ms. Baue will receive an annual base salary of $205,000. She will also be eligible to receive an annual performance bonus of up to 30% of her annual base salary based on the attainment of mutually agreed upon performance levels and restricted stock pursuant to the Omnibus Plan. She entered into a confidentiality and non-solicitation agreement that includes customary non-solicitation provisions. Ms. Baue’s employment may be terminated by either party at any time for any reason. Compensation is reviewed annually and may be subject to adjustment.

Employment Agreement with Becky Iliff. In November, 2005 the Company entered into an oral employment agreement with Becky Iliff to serve as Vice President of People. Pursuant to the terms of this agreement, Ms. Iliff will receive an annual base salary of $195,250. She will also be eligible to receive an annual performance bonus of up to 30% of her annual base salary based on the attainment of mutually agreed upon performance levels and restricted stock pursuant to the Omnibus Plan. She entered into a confidentiality and non-solicitation agreement that includes customary non-competition and non-solicitation provisions. Ms. Iliff’s employment may be terminated by either party at any time for any reason. Compensation is reviewed annually and may be subject to adjustment.

Employment Agreement with John Gohde. In June, 2011, the Company entered into an oral employment agreement with John Gohde to serve as Vice President of Development. Pursuant to the terms of this agreement, Mr. Gohde will receive an annual base salary of $185,000. He will also be eligible to receive an annual performance bonus of up to 30% of his annual base salary based on the attainment of mutually agreed upon performance levels and restricted stock pursuant to the Omnibus Plan. He entered into a confidentiality and non-solicitation agreement that includes customary non-competition and non- solicitation provisions. Mr. Gohde’s employment may be terminated by either party at any time for any reason. Compensation is reviewed annually and may be subject to adjustment.

Agreements with James Hyatt. On September 15, 2007, we entered into an employment agreement with James Hyatt to serve as the Company’s Chief Executive Officer and President, which was amended on December 18, 2008. Pursuant to the terms of his employment agreement, we agreed to pay Mr. Hyatt an annual base salary of $600,000. He also had the ability to earn an annual cash incentive (bonus) of up to 100% of his annual base salary based upon the attainment of performance goals established by the Compensation Committee in consultation with Mr. Hyatt. After execution of his employment agreement, pursuant to its terms, we granted to Mr. Hyatt an initial grant of 275,000 shares of the Company’s common stock pursuant to the Omnibus Plan. He also received a sign-on grant of 200,000 shares of Common Stock pursuant to the Omnibus Plan. Mr. Hyatt was also eligible to receive annual grants of up to 100,000 shares of common stock for each of fiscal years 2008, 2009 and 2010, and he was eligible to receive an annual grant of up to 100,000 shares for fiscal year 2011, based upon the attainment of performance goals established annually by the Compensation Committee in consultation with Mr. Hyatt. Each such grant would be granted pursuant to the Omnibus Plan and would vest 20% immediately on the date of grant and 20% annually on the anniversary of the grant date over the next four years, provided that Mr. Hyatt was continuously employed by the Company from and after the grant date and through each such anniversary date. All shares of common stock would become fully vested upon the earlier to occur of a “change in control” (as defined in the employment agreement), Mr. Hyatt’s death or total disability (in accordance with the terms of the Omnibus Plan) or the occurrence of certain other termination events. Mr. Hyatt was entitled to health benefits (at the Company’s expense) and life and long-term disability insurance in amounts standard for all of the Company’s executives. Mr. Hyatt’s agreement included customary non-competition and non-solicitation provisions.

As noted in the subsection of the CD&A captioned “Compensation of the Chief Executive Officer”, effective as of August 29, 2011 Mr. Hyatt voluntarily resigned as the Company’s Chief Executive Officer and President and as a director. As a result, Mr. Hyatt’s unvested shares of restricted stock and restricted stock units were forfeited and cancelled. In connection with Mr. Hyatt’s resignation from the Company, the Company and Mr. Hyatt entered into a letter agreement, dated August 31, 2011, pursuant to which, among other things, Mr. Hyatt provided a general release of claims in favor of the Company, a non- disparagement covenant to the Company and an agreement to cooperate with the

Company with respect to transition and certain other matters in exchange for a non-disparagement covenant from the Company.

Employment Agreement with Mark Demilio. On September 23, 2011, we entered into an employment agreement effective as of August 31, 2011, with Mark Demilio concerning the compensation he would receive in his interim role as Chief Executive Officer. Under the agreement, we agreed to pay Mr. Demilio an annualized gross salary equal to $350,000 and to reimburse Mr. Demilio for all reasonable out-of-pocket business expenses incurred by him in connection with his performance of services under the agreement, including, without limitation, all travel, housing and other expenses incurred in connection with commuting to and working out of the Company’s headquarters located in Deerfield, Illinois (the “Cosi Support Center”) and all travel expenses incurred by or related to Mr. Demilio’s spouse accompanying him on up to two (2) trips per month (to either the Cosi Support Center or other travel conducted by Mr. Demilio in his capacity as Interim CEO). The agreement also provided that Mr. Demilio would be entitled to participate in any of the Company’s employee welfare benefit plans generally made available to executives of the Company, including medical, dental, vision, life, accidental death and dismemberment, and long-term disability insurance, on the same basis as other Company executive employees are entitled to participate. In addition, Mr. Demilio was eligible to participate in the Company’s 401(k) retirement plan. Mr. Demilio’s employment was terminable by either Mr. Demilio or the Company at any time for any reason.

2011 Grants of Plan Based Awards

The following table provides additional information about stock and stock option awards and non-equity incentive plan awards granted to our named executive officers during the fiscal year ended January 2, 2012.

Grants of Plan-Based Awards(1)

Name	Grant Date	Estimated Potential Pay Out under Non- equity Incentive Plan Awards: Target ($)(2)	Actual Pay Out under Non- equity Incentive Plan Awards: ($)(3)	All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock Awards ($)
Stephen Edwards	1/1/2012	—	—	100,000	71,000
Carin Stutz	1/1/2012	—	—	1,000,000	710,000
William Koziel	3/2/2011	130,750	—	10,000	14,500
Vicki Baue	3/2/2011	61,500	—	5,000	7,250
Becky Iliff	3/2/2011	58,575	—	12,000	17,400
John Gohde	—	—	—	—	—
Mark Demilio (former Interim CEO)	—	—	—	—	—
James Hyatt (former CEO & President)	3/2/2011	600,000	—	100,000	145,000
Paul Bower (former SVP & CDO)	3/2/2011	67,500	—	5,000	7,250

(1)	These shares of restricted stock and restricted stock units were awarded under the Omnibus Plan.

(2)	These amounts reflect the amount of annual cash incentives that could have been awarded to the named executive officers in fiscal 2012 for fiscal 2011 performance.

(3)	There were no annual cash incentives awarded to named executive officers in fiscal 2012 for fiscal 2011 performance.

(4)	Shares of restricted stock were awarded to Mr. Koziel, Ms. Baue, Ms. Iliff and Mr. Bower, and restricted stock units were awarded to Mr. Hyatt, in fiscal 2011 for fiscal 2010 performance.

(5)	Does not include the shares of restricted common stock granted to Mark Demilio on May 17, 2012 of 22,124 shares, having a fair market value of $1.13 per share on the award date, and to Stephen

Edwards on October 28, 2011 of 18,254 shares, having a fair market value of $0.70 per share on the award date (pro-rated for fiscal year 2011), representing the annual non-employee director stock compensation for fiscal year 2011.

Unless otherwise agreed to by the Compensation Committee, shares of restricted stock granted under the Omnibus Plan generally vest 20% on the grant date and 20% annually thereafter on the next four anniversaries of the grant date, subject to continued employment by the Company. Pursuant to the terms of their respective employment agreements, the shares of restricted stock granted to Mr. Edwards and to Ms. Stutz respectively on January 1, 2012 will vest according to their respective vesting schedules described under “Executive Officer Agreements”. Grantees of restricted stock under the Omnibus Plan have all of the rights of stockholders with respect to restricted stock voting and dividend rights, subject to the terms of the Omnibus Plan.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table provides information about outstanding equity awards, including the vesting schedules, at January 2, 2012 for each of the named executive officers.

Outstanding Equity Awards at Fiscal Year End

Name	Grant Date(1)		Option Awards(2)				Stock Awards(3)(4)
			Number of Securities Underlying Unexercised Options Exercisable #	Number of Securities Underlying Unexercised Options Unexercisable #	Option Exercise Price ($)	Option Expiration Date
							Number of Shares or Units of Stock That Have Not Vested #	Market Value of Shares or Units of Stock That Have Not Vested ($)
Stephen Edwards	1/1/2012	(a)	—	—	—	—	100,000	71,000
Carin Stutz	1/1/2012	(b)	—	—	—	—	1,000,000	710,000
William Koziel	8/23/2004	(a)	50,000	—	4.70	8/23/2014	—	—
	8/23/2004	(b)	14,978	—	4.70	8/23/2014	—	—
	12/31/2004		14,978	—	6.05	12/31/2014	—	—
	3/9/2010		—	—	—	—	46,500	33,015
	3/2/2011		—	—	—	—	8,000	5,680
Vicki Baue	10/20/2004		25,000	—	5.20	10/20/2014	—	—
	3/9/2010		—	—	—	—	18,000	12,780
	3/2/2011		—	—	—	—	4,000	2,840
Becky Iliff	3/9/2010		—	—	—	—	15,300	10,863
	3/2/2011		—	—	—	—	9,600	6,816
John Gohde	—		—	—	—	—	—	—
Mark Demilio (former Interim CEO)	—		—	—	—	—	—	—
James Hyatt (former CEO & President)	—		—	—	—	—	—	—
Paul Bower (former SVP & CDO)	—		—	—	—	—	—	—

(1)

For a better understanding of the information disclosed in this table, we have included an additional column showing the grant date of the stock options and shares of restricted stock or restricted stock units. Future vesting of stock options and shares of restricted stock is contingent upon the employee being continuously employed by the Company through each applicable vesting date (as set forth in the tables below). In accordance with the terms of the plans under which the stock options and shares of restricted stock or restricted stock units were granted, employees forfeit all stock options, restricted stock and restricted stock units previously awarded and remaining unvested on the date of termination of employment.

(2)	Stock options become exercisable based upon the following vesting schedules:

Grant Date	Stock Option Vesting Schedules
8/23/2004(a)	25% on grant date and 25% annually on anniversary of grant date over 3 years
8/23/2004(b)	20% annually on anniversary of grant date over 5 years
10/20/2004	20% annually on anniversary of grant date over 5 years
12/31/2004	20% on grant date and 20% annually on anniversary of grant date over 4 years

(3)	Shares of restricted stock vest based upon the following vesting schedules:

Grant Date	Restricted Stock Vesting Schedule
3/09/2010	20% on grant date and 20% annually on anniversary of grant date over 4 years
3/02/2011	20% on grant date and 20% annually on anniversary of grant date over 4 years
1/01/2012(a)	25% on March 31, 2012, 25% on June 31, 2012, September 30, 2012, and December 31, 2012
1/01/2012(b)

20% upon the occurrence of both of the following conditions: (A) Ms. Stutz shall have been continuously employed by the Company for at least one year, and (B) the closing price of the Company’s common stock shall have exceeded $1.25 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days;

20% upon the occurrence of both of the following conditions: (A) Ms. Stutz shall have been continuously employed by the Company for at least one year, and (B) the closing price of the Company’s common stock shall have exceeded $2.00 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days;

20% upon the occurrence of both of the following conditions: (A) Ms. Stutz shall have been continuously employed by the Company for at least one year, and (B) the closing price of the Company’s common stock shall have exceeded $2.75 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days;

20% upon the occurrence of both of the following conditions: (A) Ms. Stutz shall have been continuously employed by the Company for at least one year, and (B) the closing price of the Company’s common stock shall have exceeded $3.50 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days; and

20% upon the occurrence of both of the following conditions: (A) Ms. Stutz shall have been continuously employed by the Company for at least one year, and (B) the closing price of the Company’s common stock shall have exceeded $4.50 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days.

2011 Stock Vested

The following table provides additional information about the value realized by the named executive officers’ stock awards vesting during the fiscal year ended January 2, 2012. No stock option exercises occurred during fiscal year 2011.

Option Exercises and Stock Vested

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Stephen Edwards(2)	—	—	—	—
Carin Stutz	—	—	—	—
William Koziel	—	—	17,500	25,375
Vicki Baue	—	—	7,000	10,150
Becky Iliff	—	—	7,500	10,875
John Gohde	—	—	—	—
Mark Demilio (former Interim CEO)(2)	—	—	—	—
James Hyatt (former CEO & President)(3)	—	—	115,000	122,200
Paul Bower	—	—	7,000	10,150

(1)	The value of these awards has been computed by multiplying the number of shares by the market value of the underlying shares on the vesting date.

(2)

Does not include the shares of restricted common stock granted to Mark Demilio on May 17, 2012 of 22,124 shares, having a fair market value of $1.13 per share on the award date, and to Stephen Edwards on October 28, 2011 of 18,254 shares, having a fair market value of $0.70 per share on the award date (pro-rated for fiscal year 2011), representing the annual non-employee director stock compensation they received for fiscal year 2011.

(3)	These were 115,000 restricted stock units, for shares which will be distributed to Mr. Hyatt pursuant to the terms of his award agreements.

Pension Benefits

The Company does not offer qualified or non-qualified defined benefit plans to its executive officer or employees.

Non-Qualified Deferred Compensation

The Company does not offer non-qualified defined contribution or other non-qualified deferred compensation plans to its executive officers or employees.

Potential Payments Upon Termination or Change-in-Control

There are potential costs associated with a change in control of the Company or termination of employment of certain named executive officers.

Compensation Arrangements Upon Change-in-Control or Termination Without Cause After Change-in-Control

Upon termination of employment (without “cause”) after a “change in control” of the Company (as defined below), severance benefits may be paid to Carin Stutz in accordance with her employment agreement and to William Koziel, Vicki Baue, and Becky Iliff in accordance with their “change in control” severance agreements (each as described below).

Upon termination of employment without cause due to a “change in control” of the Company, or termination without cause after a “change in control” of the Company, severance payments and reimbursement for continuation of medical and health benefits under COBRA may be paid to Ms. Stutz in accordance with her employment agreement and to Mr. Koziel, Ms. Baue, and Ms. Iliff in accordance with their respective “change in control” severance agreements with the Company, as described below.

Solely due to a “change in control” of the Company (whether or not their employment is terminated), all unvested shares of restricted stock, restricted stock units and stock options previously awarded to the named executive officers (and to all other employees) would automatically vest.

Carin Stutz, Chief Executive Officer and President

Under the terms of Ms. Stutz’ employment agreement, if her employment is terminated without “cause” at any time within one year following a “change in control” of the Company or is terminated prior to a “change in control” in anticipation of such “change in control”, Ms. Stutz would be paid her then- current base salary for a period of 12 months (provided that if such termination occurs prior to the first anniversary of her agreement, then such salary continuation will be for a period equal to 24 months less the number of full months elapsed since the date of the agreement), payable in accordance with the Company’s regular payroll practices, as severance. Additionally, following the termination of her employment without “cause” at any time following a “change in control” of the Company or prior to a “change in control” in anticipation of such “change in control”, Ms. Stutz would be reimbursed for the premiums to continue medical and health benefits pursuant to COBRA for the lesser of 12 months or the balance of the employment period, following the termination of her employment without “cause” after a “change-in-control” of the Company. Ms. Stutz would also have the right to retain any shares that would have vested if she had not been terminated prior to the date six months following the date of termination.

The estimated payments and benefits to Ms. Stutz following the termination of her employment without “cause” following a “change in control” of the Company or prior to a “change in control” in anticipation of such “change in control”, as determined as of January 2, 2012, are included below in the compensation table captioned “Estimated Payments and Benefits Following a Change in Control”.

Other Executive Officers

Under the terms of the Change in Control Severance Agreements of the named executive officers (other than Ms. Stutz), if the executive’s employment is terminated without “cause” following a “change in control” of the Company, the executive would continue to be paid his or her then-current base salary as severance, for the period of time specified in the executive’s agreement. Additionally, the executives would be reimbursed for the premiums to continue their medical and health benefits pursuant to COBRA, for the period of time of time specified in their respective agreements. The time periods for which their severance and COBRA premiums may be paid, following the termination of their employment without “cause” after a “change in control” of the Company, are as follows:

•	Mr. Koziel and Ms. Baue: 12 months; and

•	Ms. Iliff: 9 months.

The estimated payments and benefits to these executives following the termination of their employment without “cause” after a “change in control” of the Company, as determined as of January 2, 2012, are included above in the compensation table captioned “Estimated Benefits Upon or Following a Change in Control”.

Change in Control Defined

Pursuant to the terms of Ms. Stutz’ employment agreement, a “change in control” of the Company is defined as follows:

The occurrence of one or more of the following events: (i) any “person” (as such terms is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934 as amended (the “Act”)) or

“group” (as such term is used in Section 14(d)(d) of the Act) is or becomes a “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Act) of more than 50% of the voting Stock of the Employer; (ii) the majority of the Board of Directors of the Employer (the “Board”) consists of individuals other than Incumbent Directors, which term means the members of the Board on the Effective Date; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director; (iii) the Employer transfers all or substantially all of its assets or business (unless the shareholders of the Employer immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Employer, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Employer); or (iv) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Employer immediately prior to the transaction hold, directly or indirectly, more than 50% of the Voting Stock of the Employer or the Employer’s ultimate parent company if the Employer is a subsidiary of another corporation (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company). Under no circumstances, and in no event shall any capital infusion effectuated by the Employer, duly authorized by its Board of Directors (including without limitation transactions in the public or private equity markets) constitute a “Change In Control” within the meaning of Ms. Stutz’ employment agreement regardless whether thereafter any “person” (as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934 as amended (the “Act”)) or “group” (as such term is used in Section 14(d)(d) of the Act) is or becomes a “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Act) of more than 50% of the voting Stock of the Employer or that, immediately after consummation of such transaction, the shareholders of the Employer immediately prior to the transaction do not hold, directly or indirectly, more than 50% of the Voting Stock of the Employer or the Employer’s ultimate parent company if the Employer is a subsidiary of another corporation (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company). For purposes of this Change in Control definition, the “Employer” shall include any entity that succeeds to all or substantially all of the business of the Employer and “Voting Stock” shall mean securities of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation. Notwithstanding the foregoing, for purposes of the payment of any moneys deemed deferred compensation under Code Section 409A, an event shall not be considered to be a Change in Control hereunder unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Code Section 409A.

Pursuant to the terms of the other named executives’ Change in Control Severance Agreements, a “change in control” of the Company is generally defined as follows:

The date on which the earlier of the following events occur: (i) either (A) the acquisition by any entity, person or group (other than ZAM Holdings, L.P., LJCB Nominees Pty Ltd., Charles G. Phillips, or any entity related to any such party) of beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act of more than 50% of the outstanding capital stock of Così entitled to vote for the election of directors (“Voting Stock”); or (B) the merger or consolidation of Così with one or more corporations or other entity as a result of which the holders of outstanding Voting Stock of Così immediately prior to such a merger or consolidation hold less than 60% of the Voting Stock of the surviving or resulting corporation or any direct or indirect parent corporation or entity of such surviving or resulting entity, and in addition to (A) or (B), (C) as a result of an event described in (A) or (B), the individuals who, at the beginning of such period, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof; provided, however, that “Change in Control” will not include any event described in clauses (i) through (iii) above (A) in which the executive is a member of the acquiring group or an officer or owner of the acquiring entity or (B) if following such event, the executive continues employment as a senior executive of Così.

The estimated payments and benefits to named executive officers following a “change in control” of the Company, as determined as of January 2, 2012, are summarized in the following table.

Estimated Benefits Upon or Following a Change in Control

Name	Early Vesting of Stock Options(1)(2)		Early Vesting of Shares or Units of Stock(2)		Severance Payments(3)	COBRA(3)
	#	($)	#	($)	($)	($)
Stephen Edwards	—	—	100,000	71,000	—	—
Carin Stutz	—	—	1,000,000	710,000	920,000	10,262
William Koziel	—	—	54,500	38,695	261,500	16,126
Vicki Baue	—	—	22,000	15,620	205,000	5,066
Becky Iliff	—	—	24,900	17,679	146,438	3,799
John Gohde	—	—	—	—	—	—
Mark Demilio (former Interim CEO)	—	—	—	—	—	—
James Hyatt (former CEO & President)(4)	—	—	—	—	—	—
Paul Bower (former SVP & CDO)(5)	—	—	—	—	—	—

(1)	The values in this table are based on the closing price of the Company’s stock on January 2, 2012

(2)	Solely due to a “change in control” of the Company, all unvested shares of stock, unvested stock options and unvested restricted stock units previously awarded would automatically vest.

(3)	Severance payments and reimbursement for COBRA premiums would be payable to these named executive officers upon termination of their employment without “cause” following a “change in control”.

(4)	Mr. Hyatt voluntarily resigned his employment and all officers and positions with the Company on August 29, 2011.

(5)	Mr. Bower voluntarily resigned his employment and all offices and positions with the Company effectiveMarch 1, 2011.

Compensation Arrangements for Termination of Employment
Without Cause (other than Change in Control)

Upon termination of Ms. Stutz’ employment by the Company without “cause” not related to a “change in control” of the Company, or by Ms. Stutz under circumstances constituting “good reason”, she would be entitled to receive severance benefits in accordance with her employment agreement.

Upon termination of Mr. Koziel’s employment by the Company without “cause” not related to a “change in control” of the Company at any time after January 1, 2012 but prior to January 1, 2013, he would be entitled to receive severance benefits in accordance with his severance agreement.

The other named executive officers are not covered under severance agreements (other than termination without “cause” related to a “change in control”) or a general severance plan, and any severance benefits payable to them would be determined by the Compensation Committee in its discretion.

Carin Stutz. The initial term of Ms. Stutz’ employment pursuant to her employment agreement is five years, with automatic successive one-year renewal terms unless earlier terminated. If Ms. Stutz’

employment with the Company is terminated (i) by the Company without “cause” (as defined in her employment agreement), (ii) by Ms. Stutz under circumstances constituting “good reason” (as defined in her employment agreement), all unvested shares of stock and stock units previously awarded to Ms. Stutz that would have vested if she was not terminated prior to the date six months following the date of termination would immediately vest at the time of such termination.

In addition to accelerated vesting described above, in the event Ms. Stutz’ employment is terminated by the Company without “cause” or by Ms. Stutz under circumstances constituting “good reason”, she would continue to receive her then-current base salary as severance for a period of 12 months after termination (or, if such termination occurs prior to January 1, 2013, then such salary continuation would be for a period equal to 24 months less the number of full months elapsed since the date of her employment), and she would be reimbursed for the premiums to continue her medical and health benefits pursuant to COBRA for the lesser of 12 months or the balance of the employment period.

William Koziel. In the event Mr. Koziel’s employment with the Company is terminated without “cause” (as defined in his severance agreement) at any time on or after the date of the appointment a permanent Chief Executive Officer of the Company (which occurred as of January 1, 2012) but prior to the first anniversary of such appointment, the Company would continue to pay to Mr. Koziel his then-current base salary and would reimburse him for the premiums to continue medical and health benefits for him and his eligible dependents pursuant to COBRA for the lesser of 12 months or the date he becomes covered under Medicare or another employer’s group health plan.

Additionally, if Mr. Koziel’s employment is terminated due to his death or total disability, all shares of stock and stock units previously awarded to Mr. Koziel would immediately vest at the time of such termination in accordance with the terms of the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan and the respective Restricted Stock Award Agreements.

Estimated Costs. The estimated costs following Ms. Stutz’ or Mr. Koziel’s termination without “cause” (other than due to a “change in control”), or termination by Ms. Stutz for circumstances constituting “good reason”, determined as of January 2, 2012, are summarized in the following table:

Estimated Benefits Upon Termination Without Cause or For Good Reason
(Other Than Following a Change of Control)

Name	Early Vesting of Stock Options		Early Vesting of Restricted Stock and Units(1)		Severance Payments(2)	COBRA ($)(2)
	#	($)	#	($)	($)	($)
Carin Stutz	—	—	—	—	920,000	10,262
William Koziel	—	—	—	—	261,500	16,126

(1)

These amounts were based on Ms. Stutz’s employment date of January 1, 2012. If Ms. Stutz’ employment were terminated by the Company without “cause” or by Ms. Stutz for reasons constituting “good reason” on or before January 2, 2012, the time vesting and market vesting conditions would not have been satisfied. Consequently, there would have been no early vesting of restricted stock or restricted stock units.

(2)

Severance payments and reimbursement of COBRA premiums would be payable to Carin Stutz and William Koziel upon termination by the Company without “cause”. Severance payments and reimbursement of COBRA premiums would be payable to Ms. Stutz upon her resignation due to circumstances constituting “good reason”.

Potential Costs upon Termination for Cause

Upon termination of employment with “cause”, named executive officers would be paid salary and benefits accrued through the effective date of termination, representing earned but unpaid base salary and any accrued but unused vacation, and all unvested shares of restricted stock and stock options previously granted would be forfeited as of the effective date of such termination.

Payments upon Death

Under our benefits program, all of our eligible employees, including the named executive officers, receive basic life insurance in an amount equal to one time their annual base salary up to a maximum amount of $150,000, and they have the option to purchase additional life insurance in an amount that, together with their basic life insurance, does not exceed $500,000. Except as otherwise provided in any employment, severance or other similar agreement, upon death, all unvested shares of restricted stock and restricted stock units previously granted would automatically fully vest.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of January 2, 2012, with respect to the Company’s equity-based compensation plans under which shares of the Company’s common stock may be issued.

Equity Compensation Plan Information(1)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(2)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity compensation plans approved by stockholders	164,282	$5.00	247,371
Equity compensation plans not approved by stockholders	None	None	None

Total.	164,282	$5.00	247,371

(1)	The information in this chart is determined as of January 2, 2012.

(2)	The totals in this column reflect outstanding stock options, as the Company has not granted warrants or rights to employees.

(3)

The totals in this column pertain to the Omnibus Plan which was approved by stockholders and implemented in May 2005. There are no other long-term incentive plans applicable to employees in effect as of April 2, 2012.

TRANSACTIONS WITH RELATED PERSONS

No director, executive officer or stockholder who is known to the Company to own of record or beneficially more than five percent of our common stock, or any member of the immediate family of such director, executive officer or stockholder, has a direct or indirect material interest in any transaction since the beginning of fiscal 2011, or any currently proposed transaction, in which the Company or one of its subsidiaries is a party and the amount involved exceeds $120,000.

The Company has a written policy with respect to the review, approval and ratification of related person transactions. This policy applies to any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which (i) the aggregate amount involved will or may be expected to exceed $50,000 in any fiscal year; (ii) the Company is a participant and (iii) any “related person” (defined as a director, director nominee, an executive officer or someone who owns more than 5% of our common shares, or an immediate family member of any of the foregoing persons, with certain exceptions) has or will have a direct or indirect interest. Under the policy, the Company’s General Counsel will determine whether a transaction meets the definition of a related person transaction that will require review by the Audit Committee. The Audit Committee will review all related person transactions referred to them and, based on the relevant facts and circumstances, will decide whether or not to approve such transactions. Only those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders will be approved. If the Company becomes aware of an existing related person transaction that was not approved under this policy, the matter will be referred to the Audit Committee, and the Audit Committee will evaluate all options available, including ratification, amendment or termination of the transaction.

The Company has determined that, under the policy, the following types of transactions will be deemed to be pre-approved: (i) employment of an executive officer if the related compensation is required to be reported in the Company’s proxy statement; (ii) employment of an executive officer if he or she is not an immediate family member of another executive officer or director of the Company, the related compensation would have been reported in the Company’s proxy statement if he or she was a “named executive officer” and the Company’s Compensation Committee approved (or recommended that the Board approve) such compensation; (iii) compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement; (iv) any transaction where the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis; (v) any transaction involving competitive bids; (vi) any transaction in which the rates or charges incurred are subject to governmental regulation and (vii) any transaction involving bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

The Company’s executive management team approved the above policy in April 2007. Although not previously set forth in a written policy, the Company has followed the above approval procedures when considering all related person transactions in the past.

Consulting Agreement with Brad. On February 8, 2012, the Company entered into a consulting agreement with Brad Blum, who is the beneficial owner of more than five percent (5%) of the Company’s common stock, pursuant to which Mr. Blum was engaged as an independent contractor to provide certain consulting services to the Company relating to branding, culinary, product development, merchandising and marketing. As compensation for his services, the Company will pay to BLUM Enterprises, a company wholly-owned by Mr. Blum, a fee in the gross amount of $12,000 per month, all inclusive of expenses incurred by Mr. Blum in the performance of the services. The Company may, at its full discretion, also consider paying Mr. Blum a “success fee” at the conclusion of the term of his engagement. The term of his agreement is one year, commencing on February 9, 2012 and ending on February 8, 2012, or on the date of termination if earlier terminated by either party. The agreement contains customary non-competition and non-solicitation provisions as well as a standstill provision pursuant to which Mr. Blum agrees that during the term of the agreement and for a period of time from 3 to 12 months, depending upon the date of termination, after expiration or termination of the agreement to refrain from taking certain actions with respect to the Company and the Company’s capital stock.

INDEMNIFICATION

We indemnify our directors and elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their services to the Company. This indemnification is required under our By-laws, and we have also entered into indemnification agreements with those individuals contractually obligating us to provide this indemnification to them.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Così’s directors, executive officers, and 10% stockholders to file reports of ownership and reports of changes in ownership of Così’s common stock and other equity securities with the SEC and The NASDAQ Global Market. Directors, executive officers, and 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to it, Così believes that during fiscal 2011, Così’s directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee makes all compensation decisions required to be made by the Compensation Committee pursuant to the Compensation Committee’s Charter. The current members of the Compensation Committee are Messrs. O’Donnell and Okamoto, as Chair. None of the Compensation Committee members has served as an officer or employee of the Company. No interlocking relationship exists between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

II. PROPOSAL NUMBER TWO—RATIFICATION OF AUDITORS

The Board of Directors has appointed the firm of BDO USA, LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, and recommends to stockholders that they vote for ratification of that appointment.

BDO USA, LLP has served in this capacity since August 11, 2004. A representative of BDO USA, LLP will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement and will be available to respond to appropriate questions.

The appointment of the independent registered public accounting firm is approved annually by the Audit Committee of the Board of Directors of Così and subsequently submitted to the stockholders for ratification. The Audit Committee reviews and approves in advance the scope of the audit, the types of non-audit services that Così will need, and the estimated fees for the coming year. The Audit Committee also reviews and approves non-audit services to ensure that these services will not impair the independence of the accountants.

Before making its recommendation to the Board of Directors for appointment of BDO USA, LLP, the Audit Committee carefully considered that firm’s qualifications as the Company’s independent registered public accounting firm, which included a review of BDO USA, LLP’s performance in the prior year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed its satisfaction with BDO USA, LLP in these respects.

The Company is asking its stockholders to ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of BDO USA, LLP to stockholders for ratification because the Company values its stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. If ratification is not obtained, the Audit Committee intends to continue the engagement of BDO USA, LLP at least through the end of the 2012 fiscal year but will consider whether it is appropriate to select a different independent registered public accounting firm in the future. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote “FOR” ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

INDEPENDENT AUDITORS

Audit and Non-Audit Fees

The following table presents the aggregate fees billed for professional services rendered by BDO USA, LLP in fiscal years 2011 and 2010. Other than as set forth below, no professional services were rendered or fees billed by BDO USA, LLP during fiscal years 2011 and 2010.

	BDO USA, LLP
	FY 2011 Total	FY 2010 Total
Audit Fees(1)	$255,250	$253,593
Audit-Related Fees(2)	$13,375	$13,125
Tax Fees(3)	$49,000	$53,965
All Other Fees	—	—

TOTAL	$317,625	$320,683

(1)

Audit fees consist of professional services rendered for the audit of the Company’s consolidated annual financial statements and the reviews of the Company’s quarterly financial statements. This category also includes fees for work related to the requirements of Section 404 of the Sarbanes Oxley Act, review of the Annual Franchise Disclosure Document in connection with state franchise registrations, and the issuance of comfort letters, consents, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of professional services rendered for the audit of the Company’s 401(k) plan.

(3)

Tax fees consist of fees for professional services rendered to the Company for tax compliance, tax advice and tax planning, including a study relating to Section 382 of the Internal Revenue Code of 1986, as amended, with respect to the availability of certain tax benefits.

Pre-Approved Services

Consistent with SEC policies regarding auditor independence, the Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit, internal-control related and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, internal-control related services, tax services and other services.

Prior to engagement of the independent registered public accounting firm, the Committee shall pre-approve all audit services and all permitted non-audit services (including the estimated fees), except those excluded from requiring pre-approval based upon the de minimus exception set forth in Section 10A(i)(1)(b) of the Exchange Act. The Audit Committee also specifically pre-approves any engagement of the independent registered public accounting firm to provide internal-control related services and other services.

Prior to engaging BDO USA, LLP to render the above services, and pursuant to its charter, the Audit Committee approved the engagement for each of the above services and determined that the provision of such services by the independent registered public accounting firm was compatible with the maintenance of BDO USA, LLP’s independence in the conduct of its auditing services.

The Audit Committee will use the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1.

Audit Services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.

Audit-Related Services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and, special procedures required to meet certain regulatory requirements.

3.

Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4.	Other Services are those associated with services not captured in the other categories. The Company generally doesn’t request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III. PROPOSAL NUMBER THREE—APPROVAL OF THE AMENDMENT TO THE COSI, INC. 2005 OMNIBUS LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE OMNIBUS PLAN

Proposed Amendment

On March 13, 2012, the Company’s Board of Directors adopted an amendment (the “Amendment”) to the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan, subject to stockholder approval at the Company’s Annual Meeting. The proposed amendment to the Omnibus Plan would amend Section 5(a) of the Omnibus Plan to increase the number of shares available for issuance by 1,500,000 shares. The other terms of the Plan would not change.

If the Amendment is not approved, the Company will not have sufficient shares available to issue grants of the Company’s common stock after this year. The Board believes that in order to attract and retain qualified non-employee directors and senior management personnel, it is necessary for the Company to have the ability to grant shares of the Company’s common stock in the form of restricted stock, restricted stock units and any other stock award permitted under the Omnibus Plan.

If the Amendment is approved by the stockholders, Section 5(a) of the Omnibus Plan shall be amended to increase the number of shares remaining available for issuance under the Plan by 1,500,000 shares from 3,700,000 to 5,200,000. If the proposal is not approved, the Omnibus Plan will continue in effect without the amendment.

The benefits to be awarded under the Omnibus Plan are not currently determinable. The following table sets forth the benefits awarded under the Omnibus Plan for the fiscal year ended January 2, 2012 to the people listed.

Grants of Plan-Based Awards(1)

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(#)(2)	Grant Date Fair Value of Stock Awards($)
Stephen Edwards(3)	1/1/2012	100,000	71,000
	10/28/2011	18,254	12,778
Carin Stutz(4)	1/1/2012	1,000,000	710,000
Mark Demilio(5)	5/17/2011	22,124	25,000
Creed L. Ford, III(5)	5/17/2011	22,124	25,000
Robert Meritt(5)	5/17/2011	22,124	25,000
Michael O’Donnell(5)	5/17/2011	22,124	25,000
Karl Okamoto(5)	5/17/2011	22,124	25,000
William Koziel	3/2/2011	10,000	14,500
Vicki Baue	3/2/2011	5,000	7,250
Becky Iliff	3/2/2011	12,000	17,400
John Gohde	—	—	—
James Hyatt (former CEO & President)	3/2/2011	100,000	145,000
Paul Bower (former SVP & CDO)	3/2/2011	5,000	7,250
All current executive officers as a group (6 persons)	—	1,145,254	832,928
All current directors, who are not executive officers, as a group (5 persons)	—	110,620	125,000
All employees, including all current officers who not executive officers, as a group (25 persons)	—	66,000	95,700

(1)	These shares of restricted stock and restricted stock units were awarded under the Omnibus Plan.

(2)	Restricted stock units were awarded to Mr. Hyatt, and all other executive officers, directors, and employees who received equity compensation in fiscal 2011 were awarded restricted stock.

(3)	These shares of restricted stock were awarded to Ms. Stutz, CEO and President, on January 1, 2012 pursuant to her employment agreement.

(4)	These shares of restricted stock were awarded to Mr. Edwards, Executive Chair of the Company’s Board of Directors, on January 1, 2012 pursuant to his employment agreement.

(5)	These shares of restricted stock were awarded to the directors of the Board for their annual stock compensation in the amount of $25,000.

General

The Omnibus Plan was approved by the stockholders and became effective as of May 2, 2005, a copy of which, as proposed to be amended, is attached to this proxy statement as Exhibit B. The purpose of the Omnibus Plan is to attract and retain qualified individuals and to align their interests with those of stockholders by providing certain employees of the Company and its affiliates and members of the Board with the opportunity to receive stock-based and other long-term incentive grants. A total of 3,700,000 shares of common stock were originally reserved for issuance under the Omnibus Plan. The Omnibus Plan contemplates the issuance of restricted stock, restricted stock units, non-qualified stock options, incentive stock options, stock appreciation rights, and any other stock award that may be payable in shares, cash, other securities or any other form of property as may be determined by the Compensation Committee. The Omnibus Plan remains in effect until May 2, 2015, and there are currently 247,371 shares remaining available for issuance under the Omnibus Plan. Since May 2, 2005, all awards have been issued under the Omnibus Plan, and no further awards have been made under any previously-existing incentive plans.

Description of the Omnibus Plan

Stockholders are encouraged to review the Omnibus Plan carefully. The summary of material terms of the Omnibus Plan is qualified in its entirety by reference to the full text of the Omnibus Plan, as proposed to be amended, a copy of which is attached hereto as Exhibit B.

The Omnibus Plan provides for the grant of (i) non-qualified stock options, (ii) incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock (“Restricted Stock”), (v) restricted stock units (“Restricted Stock Units”), and (v) any other stock award which may be payable in shares, cash, other securities or any other form of property as may be determined by the Compensation Committee or such other committee comprised of independent directors of the Company.

Subject to the express provisions of the Omnibus Plan, the Compensation Committee of the Board of Directors has full discretion to interpret the Omnibus Plan. In so doing, the Compensation Committee has the authority to:

•	determine the eligible persons to whom, and the time or times at which, awards shall be granted;

•	determine the types of awards to be granted;

•	determine the number of shares to be covered by, or used for reference purposes, for each award;

•	impose terms, limitations, restrictions and conditions on any award as deemed appropriate; and

•

adjust the number of and type of shares available for awards under the Omnibus Plan, the number and type of shares subject to outstanding awards, and the exercise price with respect to any award in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination, repurchase or exchange of shares or other securities of the Company, or similar corporate transaction (each a “corporate transaction”); provided, however, that any fractional shares resulting from any such adjustment shall be rounded to the nearest whole number;

•	to prescribe, amend and rescind rules and regulations relating to the Omnibus Plan;

•	to use such objective or subjective factors as it determines to be appropriate, in its sole discretion; and

•	to make all other determinations deemed necessary or advisable for the administration of the Omnibus Plan.

The determinations of the Compensation Committee pursuant to its authority under the Omnibus Plan will be conclusive and binding.

Performance-Based Awards (Code Section 162(m) Provisions)

All awards that the Compensation Committee intends to constitute performance-based compensation under the Omnibus Plan shall comply with the requirements of Section 162(m) of the Code and shall be made in accordance with Section 7 of the Omnibus Plan. Accordingly:

•

The Compensation Committee may specify in writing the terms and conditions applicable to performance-based awards, including performance criteria, performance measures, and how any performance measures are to be adjusted to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances or to exclude the effects of extraordinary, unusual or non-recurring items; provided however, that no such adjustment will be made if the effect of such adjustment would cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

•

“Performance Measures” shall mean any of the following performance criteria, either alone or in any combination, which may be expressed with respect to the Company or one or more operating units or groups, as the Compensation Committee may determine: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; delivery performance; safety record; stock price; and total shareholder return. Performance Measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more Performance Measures. The Compensation Committee shall provide how any Performance Measure shall be adjusted to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Compensation Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction; provided, however, that no such adjustment will be made if the effect of such adjustment would cause the award to fail to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code.

•

No participant will receive such an award or awards having an aggregate Option/SAR Value, Performance Share Value, and Performance Unit Value (each as hereinafter defined) of greater than the larger of $3,000,000 or the fair market value of 400,000 shares for any fiscal year of the Company (the “Self- Adjusting Cap”), where:

(i)

the Option/SAR Value means the fair market value of the number of shares underlying an award of options in any fiscal year of the Company or the fair market value of a number of shares equal to the number of SARs awarded in any fiscal year of the Company, with such fair market value determined as of the date of grant of each award, multiplied by 50%;

(ii)

the Performance Share Value means the fair market value, as of the date of grant of each such award, of the maximum number of shares that the participant could receive from an award of performance shares granted in the fiscal year; provided, however, that such number of shares shall be divided by the number of full fiscal years of the Company contained in the performance period of a particular award, and provided further, that if any other awards of performance shares are outstanding for such participant for a given fiscal year, the Performance Share Value shall be increased for each such given fiscal year by the fair market value of shares that could be received by the participant under all such other Awards calculated on the date each such Award was granted, divided, for each such Award, by the number of full fiscal years of the Company contained in the performance period of each such outstanding award; or

(iii)

the Performance Unit Value shall mean the maximum dollar value that the participant could receive from an award of Performance Units granted in the fiscal year; provided, however, that such amount shall be divided by the number of full fiscal years of the Company contained in the performance period of a particular award, and provided further, that if any other awards of Performance Units are outstanding for such participant for a fiscal year, the Performance Unit Value shall be increased for each such given fiscal year by the amount that could be received by the participant under all such other awards, divided, for each such award, by the number of full fiscal years of the Company contained in the performance period of each such outstanding award.

•

The grant of any shares or cash shall be subject to the attainment of performance goals for the performance period. The performance goals shall be established within 90 days following commencement of the applicable performance period, or such earlier time as prescribed by Section 162(m) of the Code or regulations thereunder, and a schedule detailing the total amount which may be available for payout based upon the relative level of attainment of the performance goals.

•

The Compensation Committee may, in its discretion, reduce the amount of any performance-based award on criteria as determined by the Compensation Committee. However, the Compensation Committee may not increase the amount of any performance-based award or waive the achievement of the applicable performance goals, except as the Compensation Committee may provide in the award agreement for such particular award for certain events, including but not limited to death, disability, or a change in ownership or control of the Company.

•

Prior to the payment of any performance-based award, the Compensation Committee shall verify in writing as prescribed by Section 162(m) of the Code or the regulations thereunder that the applicable performance goals were achieved.

•

The Compensation Committee shall have the authority to impose such other restrictions on performance-based awards as it may deem necessary or appropriate to ensure that such awards meet the requirements for “performance based compensation” under Section 162(m) of the Code.

Non-Qualified Stock Options (“NQSOs”)

The terms of a NQSO, including duration, vesting and exercise price, shall be determined at the time of grant, provided that the purchase price shall not be less than 85% of the fair market value on the date of grant.

Incentive Stock Options (“ISOs”)

Options intended to qualify as ISOs under Section 422 of the Code must have an exercise price at least equal to fair market value on the date of grant. ISOs may not be exercisable more than 10 years from the date the option is granted. If any of the Company’s employees, or those of its subsidiaries, owns or is deemed to own at the date of grant shares of stock representing in excess of 10% of the combined voting power of all classes of the Company’s stock, the exercise price for the incentive stock options granted to that employee may not be less than 110% of the fair market value of the underlying shares on that date and the option may not be exercisable more than five years from the date the option is granted.

Modification or Termination of the Omnibus Plan

Subject to the approval of the Board of Directors, where required, the Compensation Committee may alter, amend, suspend or terminate the Omnibus Plan in whole or in part; provided, however, that no action shall be taken by the Board or the Compensation Committee without the approval of stockholders that would:

•	increase the maximum number of shares that may be issued under the Omnibus Plan, except as permitted with respect to a Corporate Transaction as described under Section 5(g) of the Omnibus Plan;

•	increase the limits applicable to awards under the Omnibus Plan, except with respect to a Corporate Transaction as described under Section 5(g) and with respect to the Self-Adjusting Cap;

•

allow for an exercise price below the fair market value of shares on the date of grant of an option or SAR, unless such option or SAR is granted pursuant to an assumption or substitution of another option or stock appreciation right in a manner that satisfies the requirements of Section 424(a) of the Code;

•

permit re-pricing of any outstanding option or SAR, except that this restriction shall not apply to the options or SARs granted pursuant to an assumption or substitution of another option or stock appreciation right in a manner that satisfies the requirements of Section 424(a) of the Code or to an adjustment made in connection with a Corporate Transaction as described under Section 5(g) of the Omnibus Plan; or

•	require approval of the Company’s stockholders under any applicable law, regulation or rule.

Notwithstanding the foregoing, no amendment of the Omnibus Plan shall, without the written consent of the applicable participant, terminate or adversely affect any right or obligation under an award previously granted under the Omnibus Plan.

Certain Federal Income Tax Consequences

The following discussion is based on the Code and applicable regulations thereunder in effect on the date hereof. Any subsequent changes in the Code or such regulations may affect the accuracy of this discussion. In addition, this discussion does not consider any state, local or foreign tax consequences or any circumstances that are unique to a particular participant that may affect the accuracy or applicability of this discussion.

Non-Qualified Stock Options

The grant of an NQSO will not result in taxable income to the grantee or an income tax deduction to the Company. The holder of an NQSO generally recognizes ordinary compensation income at the time the NQSO is exercised in an amount equal to the excess of the fair market value of the shares of common stock acquired over the exercise price of the option. The Company is generally entitled to a corresponding deduction at that time for the amount of compensation income includible in the grantee’s income. In the case of an employee exercising an NQSO, the amount of compensation income is subject to income tax withholding, and the Compensation Committee may require that an amount equal to the tax required to be withheld on exercise be remitted to the Company in addition to the option exercise price. The grantee’s basis in the shares acquired upon exercise of an NQSO is equal to the sum of (i) the exercise price paid for the common stock, plus (ii) the amount included in the grantee’s income upon exercise (this sum will generally be equal to the fair market value of the shares of common stock on the date of exercise of the NQSO). Any further gain (or loss) upon subsequent disposition of the shares will be capital gain (or loss) and will be long-term or short-term depending upon the amount of time the shares were held following exercise.

Incentive Stock Options

Neither the grant nor the exercise of an ISO will result in taxable income to the employee or a deduction to the Company. However, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price paid constitutes an item of adjustment that must be taken into account in determining the employee’s alternative minimum taxable income.

If the employee holds the shares acquired upon exercise of an ISO until the later of two years after grant of the ISO or one year after exercise, and if he or she has been an employee of the Company or a subsidiary at all times from the date of grant of the ISO until the date three-months before the date of exercise, then any gain (or loss) realized by the employee on a subsequent disposition of the shares will be long-term capital gain (or loss). However, if the employee disposes of the shares acquired upon exercise of an ISO during the two-year period following grant of the ISO or the one-year period following exercise, the employee is generally required to recognize, as ordinary income for the year in which the disposition occurred, the amount by which the fair market value of the shares on the date of exercise of the ISO exceeds the exercise price paid, and the Company will be entitled to a corresponding compensation deduction for such year. In the case of such a disposition, the employee’s basis in the shares disposed of is equal to the sum of the exercise price paid and the amount includible in his or her income as compensation.

Stock Appreciation Rights (“SARs”)

The grant of an SAR does not result in taxable income to the grantee or a deduction by the Company. Upon the exercise of an SAR, the grantee recognizes compensation income equal to the amount of cash, plus the fair market value of common stock or other property received, and the Company is entitled to a compensation deduction in a like amount. If an SAR vests prior to exercise, it is possible that, under Section 409(a) of the Code, the SAR may be taxable upon vesting rather than exercise and may be subject to an additional 20% tax. Regulations are still forthcoming from the Internal Revenue Service.

Restricted Stock

The grant of Restricted Stock does not result in taxable income to the grantee or a deduction to the Company provided that the Restricted Stock is subject to substantial risk of forfeiture. Upon vesting of Restricted Stock (i.e., at such time as the Restricted Stock is no longer subject to substantial risk of forfeiture), the grantee recognizes compensation income equal to the then current fair market value of common stock received, and the Company is entitled to a compensation deduction in a like amount (subject to any limitations under Section 162(m)).

Restricted Stock Units

The grant of Restricted Stock Units does not result in taxable income to the grantee or a deduction to the Company provided that the Restricted Stock Units are subject to substantial risk of forfeiture. Upon payout of the Restricted Stock Units, or at such time as the Restricted Stock Units are no longer subject to substantial risk of forfeiture if such event occurs prior to payout (unless such payout was deferred under Section 409(A)), the grantee recognizes compensation income equal to the amount of cash, plus the fair market value of common stock or other property received, and the Company is entitled to a compensation deduction in a like amount.

Limitations on Company Deductions; Parachute Payments

Under Section 162(m) of the Code, the Company’s deduction for certain payments of compensation to executive officers named in the “Summary Compensation Table” is subject to a $1,000,000 limitation. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

In addition, under certain circumstances, payments of compensation (including the value of the acceleration of the exercisability of options or SARs) in connection with a “change in control” of the

Company could be deemed to be “excess parachute payments” for purposes of Sections 280G and 4999 of the Code. To the extent that payments are so considered, the Company is denied a deduction for the amount of the “excess parachute payment”, and the recipient is subject to a nondeductible 20% excise tax upon such amounts.

The Board of Directors recommends a vote “FOR” approval of the Amendment to the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan to increase the number of shares available for issuance under the Omnibus Plan.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and as far as is known by the Board, no matters are to be brought before the meeting except as disclosed in the Notice of Annual Meeting of Stockholders. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of Così’s Annual Report, which incorporates its Form 10-K for the fiscal year ended January 2, 2012, including audited financial statements set forth therein, was sent to all stockholders of Così along with this Proxy Statement.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Così Board of Directors. Proxies may be solicited by officers, directors and regular supervisory and executive employees of Così, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. Così may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners. All of the costs of solicitation of proxies will be paid by Così.

STOCKHOLDERS’ PROPOSALS FOR NEXT ANNUAL MEETING

In accordance with the rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the Company’s 2013 Annual Meeting of Stockholders must submit such proposal to Così no later than December 28, 2012.

In addition, Così’s By-laws have an advance notice procedure for stockholders to bring business before an Annual Meeting of Stockholders. The advance notice procedure requires that a stockholder interested in presenting a proposal for action at the 2013 Annual Meeting of Stockholders must deliver a written notice of the proposal, together with certain specified information relating to such stockholder’s stock ownership and identity, to Così’s Secretary not earlier than December 30, 2012, nor later than January 29, 2013. However, in the event that the 2012 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2012 Annual Meeting of Stockholders, notice by the stockholder, in order to be timely, must be so received not later than the close of business on the tenth day following the day on which notice of the date of the 2012 Annual Meeting of Stockholders was mailed or public disclosure of the date of the Annual Meeting of Stockholders was made, whichever first occurs. If the Company does not receive timely notice, the proxy holders will vote on the matter, if presented at the meeting, in their discretion.

By order of the Board of Directors,
Stephen Edwards Chair of the Board

Dated: April 27, 2012.

Exhibit A

COSÌ, INC.
BOARD OF DIRECTOR CANDIDATE GUIDELINES

The Nominating/Corporate Governance Committee of Così, Inc. (“Corporation”) identifies, evaluates and recommends candidates to become members of the Board of Directors (“Board”) with the goal of creating a balance of knowledge, experience and diversity. Stockholders may also recommend candidates to the Nominating/Corporate Governance in accordance with the procedure set forth in the Nominating/Corporate Governance Committee Charter. Candidates are reviewed in the context of current composition of the Board, the operating requirements of the Corporation and the long-term interests of the Corporation’s stockholders and are evaluated for their character, judgment, business experience and acumen. In conducting this assessment, the Committee will consider and evaluate director-candidates based upon the following factors:

•	Candidates must be independent pursuant to the requirements of the National Association of Security Dealers (“NASD”).

•	Candidates should be at least 21 years of age.

•	Candidates should be accomplished in their respective fields and have reputations, both personal and professional, that are consistent with the image and reputation of the Corporation.

•	Candidates should be ethical individuals of proven judgment and competence, possessing professional experience and skills that are complementary to the needs of the Corporation.

•

Candidates should have the ability to read and understand basic financial statements. The Nominating/Governance Committee will also determine if any of the candidates satisfy the criteria for being an “audit committee financial expert,” as defined by the Securities and Exchange Commission.

•	Candidates should have knowledge of the Corporation and issues affecting the Corporation.

•	Candidates should be committed to enhancing stockholder value.

•	Candidates should understand, or have the capacity to understand, fully the legal responsibilities of a director and the governance processes of a public company.

•	Candidates should have demonstrated the ability and be willing to apply sound, objective and independent business judgment, and to assume broad, fiduciary responsibility.

•	Candidates should have, and be willing to devote sufficient time to fulfill their obligations to the Corporation and its stockholders.

•	Candidates should not have any prohibitive interlocking relationships or conflicts of interest.

•	Candidates should be able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Corporation.

A-1

Exhibit B

2005 OMNIBUS LONG-TERM INCENTIVE PLAN

COSÌ, INC.
2005 OMNIBUS LONG-TERM INCENTIVE PROGRAM
(As Proposed to be Amended by the Stockholders on May 29, 2012)

SECTION 1. PURPOSE: The purpose of the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan is to provide certain employees of Cosi, Inc. and its Affiliates (as hereinafter defined) and members of the Board (as hereinafter defined) with the opportunity to receive stock-based and other long-term incentive grants in order to attract and retain qualified individuals and to align their interests with those of stockholders.

SECTION 2. EFFECTIVE DATE: This Plan will become effective as of May 2, 2005, subject to the approval of the stockholders at the Annual Meeting to be held on May 2, 2005, 2005. Unless sooner terminated as provided herein, the Plan shall terminate ten years from May 2, 2005. After the Plan is terminated, no future Awards may be granted under the Plan, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions.

SECTION 3. DEFINITIONS: As used in this Plan, unless the context otherwise requires, each of the following terms shall have the meaning set forth below.

(a)	“Affiliate” shall mean any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.
(b)

“Award” shall mean a grant of an Option, SAR, Restricted Stock Award, Performance Award, or Other Stock Award pursuant to the Plan, which may, as determined by the Committee, be in lieu of other compensation owed to a Participant.

(c)

“Award Agreement” shall mean an agreement, either in written or electronic format, in such form and with such terms and conditions as may be specified by the Committee, which evidences the terms and conditions of an Award.

(d)	“Board of Directors” or “Board” shall mean the board of directors of the Company.
(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any references to a particular section of the Code shall be deemed to include any successor provision thereto.
(f)

“Committee” shall mean the Compensation Committee or such other committee of the Board of Directors, which shall consist solely of two or more “outside directors” within the meaning of Section 162(m) of the Code and “non-employee directors” within the meaning of Securities and Exchange Commission Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, or any such successor provision thereto.

(g)	“Company” shall mean Cosi, Inc., a Delaware corporation.
(h)	Intentionally omitted.
(i)	“Eligible Employee” shall mean an employee of the Company or any Affiliate.
(j)

“Exercise Price” shall mean an amount, as determined by the Committee, at which an Option or SAR can be exercised by a Participant, which amount shall not be less than the Fair Market Value of a Share on the date such Award is granted, unless such Option or SAR is granted pursuant to an assumption or substitution of another option or stock appreciation right in a manner that satisfies the requirements of Section 424(a) of the Code.

(k)

“Fair Market Value” shall mean, unless otherwise determined by the Committee, the closing stock price for a Share as reported on a national securities exchange if the Shares are then being traded on such an exchange. If no closing price was reported for such date, the closing price on the last preceding day on which such a price was reported shall be used.

(l)	“Incentive Stock Option” shall mean an Option which is intended to meet the requirements set forth in Section 422 of the Code and which only Eligible Employees are eligible to receive.

(m)	“Nonqualified Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.
(n)	“Option” shall mean the right to purchase a Share granted pursuant to Section 8, which may take the form of either an Incentive Stock Option or a Nonqualified Stock Option.
(o)

“Other Stock Award” shall mean an Award of Shares or Awards that are valued in whole or in part, or that are otherwise based on, Shares, including but not limited to dividend equivalents or amounts which are equivalent to all or a portion of any federal, state, local, domestic, or foreign taxes relating to an Award, which may be payable in Shares, cash, other securities, or any other form of property as the Committee shall determine, subject to the terms and conditions set forth by the Committee and granted pursuant to Section 12.

(p)	“Participant” shall mean an Eligible Employee or member of the Board selected by the Committee to receive Awards under the Plan.
(q)	“Performance Awards” shall mean Awards of Performance Shares or Performance Units.
(r)	“Performance Goal(s)” shall mean the level or levels of Performance Measures established by the Committee pursuant to Section 7.
(s)

“Performance Measures” shall mean any of the following performance criteria, either alone or in any combination, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; delivery performance; safety record; stock price; and total shareholder return. Performance Measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more Performance Measures. The Committee shall provide how any Performance Measure shall be adjusted to the extent necessary to prevent dilution or enlargement of any Award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction; provided, however, that no such adjustment will be made if the effect of such adjustment would cause the Award to fail to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code.

(t)	“Performance Period” shall mean a period established by the Committee pursuant to Section 7 at the end of which one or more Performance Goals are to be measured.
(u)

“Performance Share” shall mean an Award denominated in Shares, which is earned during a specified period subject to the terms and conditions as determined by the Committee and granted pursuant to Section 11.

(v)

“Performance Unit” shall mean an Award denominated in units having a value in dollars or such other currency, as determined by the Committee, which is earned during a specified period subject to the terms and conditions as determined by the Committee and granted pursuant to Section 11.

(w)	“Plan” shall mean the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan, as amended and restated from time to time.
(x)	“Restricted Stock” shall mean an Award of Shares, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 10.

(y)	“Restricted Stock Award” shall mean an Award consisting of Restricted Stock or Restricted Stock Units.
(z)

“Restricted Stock Unit” shall mean an Award consisting of a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash or Shares, and representing an unfunded and unsecured obligation of the Company, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 10.

(aa)	“Shares” shall mean shares of common stock, $0.01 par value, of the Company.
(bb)

“Stock Appreciation Right” or “SAR” shall mean an Award, which represents the right to receive the difference between the Fair Market Value of a Share on the date of exercise and an Exercise Price, payable in cash or Shares, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 9.

SECTION 4. ADMINISTRATION: Subject to the express provisions of this Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable for the administration of the Plan. In exercising its discretion, the Committee may use such objective or subjective factors as it determines to be appropriate in its sole discretion. The determinations of the Committee pursuant to its authority under the Plan shall be conclusive and binding. The Committee may delegate to one or more officers of the Company the authority, subject to the terms and conditions as the Committee shall determine, to grant Awards to employees who are not officers or members of the Board for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

SECTION 5. SHARES AVAILABLE FOR AWARDS

(a)	Subject to adjustment as provided in Section 5(g), the maximum number of Shares available for issuance under the Plan shall be 5,200,000.
(b)

If any Shares are subject to an Award that is forfeited, settled in cash, expires, or is otherwise terminated without the issuance of Shares, such Shares shall again be available for Awards under the Plan. Any Shares that are tendered by the Participant or retained by the Company as full or partial payment to the Company for the purchase of an Award or to satisfy tax withholding obligations in connection with an Award shall be available for Awards under the Plan. Upon payment of Shares upon the exercise of a SAR, the number of Shares available for issuance under the Plan shall be reduced only by the number of actual Shares issued in such payment.

(c)

Unless otherwise determined by the Committee, Awards that are designed to operate in tandem with other Awards shall not be counted against the maximum number of Shares available under Section 5(a) in order to avoid double counting.

(d)

Notwithstanding the foregoing, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate number of Shares stated in Section 5(a), subject to adjustment as provided in Section 5(g) to the extent that such adjustment does not affect the ability to grant or the qualification of Incentive Stock Options under the Plan.

(e)	Subject to adjustment as provided in Section 5(g), the maximum number of Shares under the Plan that are available for Awards other than Options and SARs shall be 3,700,000.
(f)

Any Shares issued under the Plan shall consist, in whole or in part, of authorized and unissued Shares, Shares purchased in the open market or otherwise, Shares in treasury, or any combination thereof, as the Committee or, as appropriate, the Board may determine.

(g)

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, or similar corporate transaction, as determined by the Committee, the Committee shall, in such manner as it may deem equitable and to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust the number and type of Shares available for Awards under the Plan, the number and type of Shares subject to outstanding Awards, and the Exercise Price with respect to any Award;

provided, however, that any fractional Share resulting from an adjustment pursuant to this Section 5(g) shall be rounded to the nearest whole number.

SECTION 6. ELIGIBILITY: The Committee from time to time may designate which Eligible Employees and members of the Board shall become Participants under the Plan.

SECTION 7. CODE SECTION 162(m) PROVISIONS

(a)

Notwithstanding any other provision of the Plan, if the Committee determines at the time an Award is made to a Participant that such Participant is or may be for the tax year in which the Company would claim a tax deduction in connection with the Award, a Covered Employee (as that term is defined in Section 162(m) of the Code), the Committee may provide, in writing, that this Section 7 is applicable to such Award under such terms and conditions as the Committee may specify.

(b)

Notwithstanding any other provision of the Plan other than Section 5(g), if the Committee provides that this Section 7 is applicable to a particular Award, no Participant shall receive such an Award or Awards having an aggregate Option/SAR Value, Performance Share Value, and Performance Unit Value (as hereinafter defined) of greater than the larger of $3,000,000 or the Fair Market Value of 400,000 Shares for any fiscal year of the Company, where: (i) the Option/SAR Value shall mean the Fair Market Value of the number of Shares underlying an Award of Options in any fiscal year of the Company or the Fair Market Value of a number of Shares equal to the number of SARs awarded in any fiscal year of the Company, with such Fair Market Value determined as of the date of grant of each Award, multiplied by 50%; (ii) the Performance Share Value shall mean the Fair Market Value, as of the date of grant of each such Award, of the maximum number of Shares that the Participant could receive from an Award of Performance Shares granted in the fiscal year; provided, however, that such number of Shares shall be divided by the number of full fiscal years of the Company contained in the Performance Period of a particular Award, and provided further, that if any other Awards of Performance Shares are outstanding for such Participant for a given fiscal year, the Performance Share Value shall be increased for each such given fiscal year by the Fair Market Value of Shares that could be received by the Participant under all such other Awards calculated on the date each such Award was granted, divided, for each such Award, by the number of full fiscal years of the Company contained in the Performance Period of each such outstanding Award; or (iii) the Performance Unit Value shall mean the maximum dollar value that the Participant could receive from an Award of Performance Units granted in the fiscal year, provided, however, that such amount shall be divided by the number of full fiscal years of the Company contained in the Performance Period of a particular Award, and provided further, that if any other Awards of Performance Units are outstanding for such Participant for a given fiscal year, the Performance Unit Value shall be increased for each such given fiscal year by the amount that could be received by the Participant under all such other Awards, divided, for each such Award, by the number of full fiscal years of the Company contained in the Performance Period of each such outstanding Award; provided, however, that the limitations set forth in this Section 7(b) shall be subject to adjustment under Section 5(g) of the Plan only to the extent that such adjustment does not affect the status of any Award intended under this Section 7 to qualify as “performance based compensation” under Section 162(m) of the Code. If an Option is granted in tandem with a SAR, such that exercise of the Option or SAR with respect to one Share cancels the tandem Option or SAR, respectively, with respect to such Share, the tandem Option and SAR with respect to such Share shall be counted as covering only one Share for purposes of applying the limitation set forth in this Section 7(b).

(c)

If an Award is subject to this Section 7, the grant of any Shares or cash shall be subject to the attainment of Performance Goals for the Performance Period. The Committee shall establish the Performance Goals within 90 days following the commencement of the applicable Performance Period, or such earlier time as prescribed by Section 162(m) of the Code or regulations thereunder, and a schedule detailing the total amount which may be available for payout based upon the relative level of attainment of the Performance Goals.
(d)

The Committee may, in its discretion, reduce the amount of any Award subject to this Section 7 based on such criteria as it shall determine. However, the Committee may not increase the amounts payable pursuant to any Award subject to this Section 7 or waive the achievement of the applicable Performance Goals, except as the Committee may provide in a particular Award’s Award Agreement for certain events, including but not limited to death, disability, or a change in ownership or control of the Company.

(e)

Prior to the payment of any Award subject to this Section 7, the Committee shall verify in writing as prescribed by Section 162(m) of the Code or the regulations thereunder that the applicable Performance Goals were achieved.

(f)

The Committee shall have the authority to impose such other restrictions on Awards subject to this Section 7 as it may deem necessary or appropriate to ensure that such Awards meet the requirements for “performance based compensation” under Section 162(m) of the Code.

SECTION 8. OPTIONS: Subject to the terms and conditions of the Plan, the Committee may grant to Participants Options on such terms and conditions as the Committee may prescribe in such Option’s Award Agreement, including, but not limited to, the Exercise Price; vesting schedule; method of payment of the Exercise Price; treatment upon termination of employment; and other terms and conditions that the Committee may deem appropriate.

SECTION 9. STOCK APPRECIATION RIGHT: Subject to the terms and conditions of the Plan, the Committee may grant to Participants SARs on such terms and conditions as the Committee may prescribe in such SAR’s Award Agreement, including, but not limited to, the Exercise Price; vesting schedule; form of payment; treatment upon termination of employment; and other terms and conditions that the Committee may deem appropriate.

SECTION 10. RESTRICTED STOCK AWARD: Subject to the terms and conditions of the Plan, the Committee may grant to Participants Restricted Stock Awards on such terms and conditions as the Committee may prescribe in such Restricted Stock Award’s Award Agreement, including, but not limited to, the vesting schedule; purchase price, if any; deferrals allowed or required; treatment upon termination of employment; and other terms and conditions that the Committee may deem appropriate.

SECTION 11. PERFORMANCE AWARDS: Subject to the terms and conditions of the Plan, the Committee may grant to Participants Performance Awards on such terms and conditions as the Committee may prescribe in such Performance Award’s Award Agreement, including, but not limited to, the performance period; performance criteria; treatment upon termination of employment; and other terms and conditions that the Committee may deem appropriate.

SECTION 12. OTHER STOCK AWARDS: Subject to the terms and conditions of the Plan, the Committee may grant to Participants Other Stock Awards on such terms and conditions as the Committee may prescribe in such Other Stock Award’s Award Agreement, including, but not limited to, the vesting schedule, if any; purchase price, if any; deferrals allowed or required; treatment upon termination of employment; and other terms and conditions that the Committee may deem appropriate.

SECTION 13. PROHIBITION ON REPRICING: The Committee shall not reduce the Exercise Price of any outstanding Option or SAR, whether through amendment, cancellation, replacement, or any other means, without the approval of stockholders. This Section 13 shall not be construed to apply: (i) to the Options or SARs granted pursuant to an assumption or substitution of another option in a manner that satisfies the requirements of Section 424(a) of the Code; or (ii) to an adjustment made pursuant to Section 5(g) of the Plan.

SECTION 14. WITHHOLDING: The Committee may make such provisions and take such steps as it may deem necessary and appropriate for the withholding of any taxes that the Company is required by law or regulation of any governmental authority, whether federal, state, local, domestic, or foreign, to withhold in connection with the grant, exercise, payment, or removal of restrictions of an Award, including, but not limited to, requiring the Participant to remit to the Company an amount sufficient to satisfy such withholding requirements in cash or Shares or withholding cash or Shares due or to become due with respect to the Award at issue.

SECTION 15. POSTPONEMENT OF ISSUANCE AND DELIVERY: The issuance and delivery of any Shares under this Plan may be postponed by the Company for such period as may be required to comply with any applicable requirements under any applicable listing requirement of any national securities exchange or any law or regulation applicable to the issuance and delivery of Shares, and the Company shall not be obligated to issue or deliver any Shares if the issuance or delivery of such Shares shall constitute a violation of any provision of any law or regulation of any governmental authority or any national securities exchange.

SECTION 16. NO RIGHT TO AWARDS: No employee or member of the Board shall have any claim to be granted any Award under the Plan, and there is no obligation for uniform treatment of employees or members of the Board under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.

SECTION 17. NO RIGHT TO EMPLOYMENT OR DIRECTORSHIP: The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or an Affiliate or any right to remain as a member of the Board, as the case may be. The Company may at any time terminate an employee’s employment or remove a member of the Board free from any liability or any claim under the Plan, unless otherwise provided in the Plan or an Award Agreement.

SECTION 18. NO RIGHTS AS A SHAREHOLDER: A Participant shall have no rights as a shareholder with respect to any Shares covered by an Award until the date of the issuance and delivery of such Shares.

SECTION 19. SEVERABILITY: If any provision of the Plan or any Award is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or such Award shall remain in full force and effect.

SECTION 20. NO TRUST OR FUND CREATED: Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent any person acquires a right to receive payments from the Company or an Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

SECTION 21. HEADINGS: Headings are given to the Sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provisions thereof.

SECTION 22. NONASSIGNABILITY: Unless otherwise determined by the Committee, no Participant or beneficiary may sell, assign, transfer, discount, or pledge as collateral for a loan, or otherwise anticipate any right to payment under the Plan other than by will or by the applicable laws of descent and distribution.

SECTION 23. INDEMNIFICATION: In addition to such other rights of indemnification as members of the Board or the Committee or officers or employees of the Company or an Affiliate to whom authority to act for the Board or Committee is delegated may have, such individuals shall be indemnified by the Company against all reasonable expenses, including, without limitation, attorneys’ fees and costs, incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal thereof, to which any such individual may be a party by reason of any action taken or failure to act under or in connection with the Plan or any right granted hereunder and against all amounts paid by such individual in a settlement thereof that is approved by the Company’s legal counsel or paid in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged that such person is liable for gross negligence, bad faith, or intentional misconduct; provided, however, that any such individual shall give the Company an opportunity, at its own expense, to defend the same before such individual undertakes to defend such action, suit, or proceeding.

SECTION 24. FOREIGN JURISDICTIONS: The Committee may adopt, amend, or terminate arrangements, not inconsistent with the intent of the Plan, to make available tax or other benefits under the laws of any foreign jurisdiction to Participants subject to such laws or to conform with the laws and regulations of any such foreign jurisdiction.

SECTION 25. TERMINATION AND AMENDMENT: Subject to the approval of the Board, where required, the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no action shall be taken by the Board or the Committee without the approval of stockholders that would:

(a)	Increase the maximum number of Shares that may be issued under the Plan, except as provided in Section 5(g);
(b)	Increase the limits applicable to Awards under the plan, except as provided in Sections 5(g) and 7(b);
(c)	Allow for an Exercise Price below the Fair Market Value of Shares on the date of grant of an Option or SAR, except as provided in Section 3(j);
(d)	Permit the repricing of outstanding Options or SARs, as provided in Section 13; or
(e)	Require approval of the Company’s stockholders under any applicable law, regulation, or rule.

Notwithstanding the foregoing, no termination or amendment of the Plan may, without the consent of the applicable Participant, terminate or adversely affect any right or obligation under an Award previously granted under the Plan.

SECTION 26. APPLICABLE LAW: This Plan shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its principles of conflict of laws.

ANNUAL MEETING OF STOCKHOLDERS OF

COSÌ, INC.

May 29, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, and Proxy Card
are available at www.getcosi.com in the Investor Info section

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

20233000000000000000 7	052912

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:

☐		NOMINEE:
	FOR ALL NOMINEES	Michael O’Donnell
Karl Okamoto
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of BDO USA, LLP, as the Company’s independent registered public accounting firm.	☐	☐	☐
3.	Approval of the Amendment to the Company’s 2005 Omnibus Long-Term Incentive Plan to increase the number of shares available under the Omnibus Plan	☐	☐	☐

OTHER MATTERS: Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

COSÌ, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Stephen Edwards and Carin Stutz, and each or either of them, with full power of substitution, as his or her true and lawful agents and proxies (“Proxies”) to represent the undersigned at the Annual Meeting of Stockholders of Così, Inc. (“Così” or the “Company”) to be held at the Cosi, Inc. Support Center, 1751 Lake Cook Road, Lower Level Conference Room, Deerfield, Illinois 60015, on May 29, 2012, at 8:00 a.m. local time, and at any adjournments or postponements thereof, and authorizes said Proxies to vote all shares of Così shown on the other side of this card with all the powers the undersigned would possess if personally thereat.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL OF THE NAMED NOMINEES, “FOR” THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2005 OMNIBUS LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE OMNIBUS PLAN. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF COSÌ SOLICITING PROXIES FOR THE 2012 ANNUAL MEETING.

All previous proxies given by the undersigned to vote at the Annual Meeting or at any adjournment or postponement thereof are hereby revoked.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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